Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Adelphia Communications Corporation:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Adelphia Communications Corporation (“Adelphia”) and its subsidiaries and other consolidated entities (Debtors-in-Possession from June 25, 2002), collectively, the “Company,” at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The consolidated financial statements listed in the accompanying index have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, on June 25, 2002, Adelphia and substantially all of its domestic subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. In addition, the Company is involved in material litigation, the ultimate outcome of which is not presently determinable. The uncertainties inherent in the bankruptcy and litigation process, the Company’s net capital deficiency and the expiration of the Company’s extended debtor-in-possession credit facility on August 7, 2006 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of these uncertainties.

As discussed in Notes 1 and 5 to the consolidated financial statements listed in the accompanying index, effective January 1, 2004, the Company adopted Financial Accounting Standards Board Interpretation No. 46-R, Consolidation of Variable Interest Entities. As discussed in Note 3 to the consolidated financial statements listed in the accompanying index, the Company changed its method of computing amortization on customer relationship intangible assets as of January 1, 2004.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
McLean, Virginia
March 28, 2006

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	December 31,
	2005	2004

Assets
Current assets:
Cash and cash equivalents	$389,839	$338,909
Restricted cash (Note 3)	25,783	6,300
Accounts receivable, net (Note 3)	119,512	116,613
Receivable for securities (Note 6)	10,029	—
Other current assets	74,399	82,710

Total current assets	619,562	544,532

Noncurrent assets:
Restricted cash (Note 3)	262,393	3,035
Investments in equity affiliates and related receivables (Note 8)	6,937	252,237
Property and equipment, net (Notes 3 and 9)	4,334,651	4,469,943
Intangible assets, net (Notes 3 and 9):
Franchise rights	5,440,173	5,464,420
Goodwill	1,634,385	1,628,519
Customer relationships and other	454,606	579,916
Other noncurrent assets, net (Notes 2 and 3)	121,303	155,586

Total assets	$12,874,010	$13,098,188

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$130,157	$173,654
Subscriber advance payments and deposits	34,543	33,159
Accrued liabilities (Note 17)	551,599	535,924
Deferred revenue (Note 3)	21,376	33,296
Parent and subsidiary debt (Note 10)	869,184	667,745
Amounts due to the Rigas Family and Other Rigas Entities from Rigas Co-Borrowing Entities (Note 6)	—	460,256

Total current liabilities	1,606,859	1,904,034

Noncurrent liabilities:
Other liabilities	31,929	35,012
Deferred revenue (Note 3)	61,065	85,397
Deferred income taxes (Note 14)	833,535	729,481

Total noncurrent liabilities	926,529	849,890
Liabilities subject to compromise (Note 2)	18,415,158	18,480,948

Total liabilities	20,948,546	21,234,872

Commitments and contingencies (Notes 2 and 16)
Minority’s interest in equity of subsidiary	71,307	79,142
Stockholders’ deficit (Note 12):
Series preferred stock	397	397
Class A Common Stock, $.01 par value, 1,200,000,000 shares authorized, 229,787,271 shares issued and 228,692,414 shares outstanding	2,297	2,297
Convertible Class B Common Stock, $.01 par value, 300,000,000 shares authorized, 25,055,365 shares issued and outstanding	251	251
Additional paid-in capital	12,071,165	12,071,165
Accumulated other comprehensive loss, net	(4,988)	(11,565)
Accumulated deficit	(20,187,028)	(20,221,691)
Treasury stock, at cost, 1,094,857 shares of Class A Common Stock	(27,937)	(27,937)

	(8,145,843)	(8,187,083)
Amounts due from the Rigas Family and Other Rigas Entities, net (Note 6)	—	(28,743)

Total stockholders’ deficit	(8,145,843)	(8,215,826)

Total liabilities and stockholders’ deficit	$12,874,010	$13,098,188

The accompanying notes are an integral part of the consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

	Year ended December 31,
	2005	2004	2003

Revenue	$4,364,570	$4,143,388	$3,569,017

Costs and expenses:
Direct operating and programming	2,689,405	2,653,417	2,386,347
Selling, general and administrative:
Third party	350,520	329,427	268,288
Rigas Family Entities (Note 6)	—	—	(21,242)
Investigation, re-audit and sale transaction costs (Note 2)	65,844	125,318	52,039
Depreciation (Note 3)	804,074	961,840	846,097
Amortization (Note 3)	141,264	159,682	162,839
Impairment of long-lived assets (Note 9)	23,063	83,349	17,641
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities (Note 6)	13,338	—	5,497
Gains on dispositions of long-lived assets	(5,767)	(4,641)	—

Total costs and expenses	4,081,741	4,308,392	3,717,506

Operating income (loss)	282,829	(165,004)	(148,489)
Other expense, net:
Interest expense, net of amounts capitalized (contractual interest was $1,341,082, $1,188,036 and $1,156,116 during 2005, 2004 and 2003, respectively) (Notes 2 and 3)	(590,936)	(402,627)	(381,622)
Other income (expense), net (2005 includes a $457,733 net benefit from the settlement with the Rigas Family and 2004 includes a $425,000 provision for government settlement) (Notes 6 and 16)	494,979	(425,789)	(963)

Total other expense, net	(95,957)	(828,416)	(382,585)

Income (loss) before reorganization expenses, income taxes, share of losses of equity affiliates, minority’s interest, discontinued operations and cumulative effects of accounting changes	186,872	(993,420)	(531,074)
Reorganization expenses due to bankruptcy (Note 2)	(59,107)	(76,553)	(98,812)

Income (loss) before income taxes, share of losses of equity affiliates, minority’s interest, discontinued operations and cumulative effects of accounting changes	127,765	(1,069,973)	(629,886)
Income tax (expense) benefit (Note 14)	(100,349)	2,843	(117,378)
Share of losses of equity affiliates, net (Note 8)	(588)	(7,926)	(2,826)
Minority’s interest in loss of subsidiary	7,835	16,383	25,430

Income (loss) from continuing operations before cumulative effects of accounting changes	34,663	(1,058,673)	(724,660)
Loss from discontinued operations (Note 7)	—	(571)	(107,952)

Income (loss) before cumulative effects of accounting changes	34,663	(1,059,244)	(832,612)
Cumulative effects of accounting changes:
Due to new accounting pronouncement (Notes 1 and 5)	—	(588,782)	—
Due to new method of amortization (Note 3)	—	(262,847)	—

Net income (loss)	34,663	(1,910,873)	(832,612)
Dividend requirements applicable to preferred stock (contractual dividends were $120,125 during 2005, 2004 and 2003 (Note 12)):
Beneficial conversion feature	(583)	(8,007)	(7,317)

Net income (loss) applicable to common stockholders	$34,080	$(1,918,880)	$(839,929)

The accompanying notes are an integral part of the consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(amounts in thousands, except share and per share amounts)

	Year ended December 31,
	2005	2004	2003

Amounts per weighted average share of common stock (Note 3):
Basic income (loss) applicable to Class A common stockholders:
From continuing operations before cumulative effects of accounting changes	$0.13	$(4.20)	$(2.88)
Loss from discontinued operations	—	—	(0.43)
Cumulative effects of accounting changes	—	(3.36)	—

Net income (loss) applicable to Class A common stockholders	$0.13	$(7.56)	$(3.31)

Diluted income (loss) applicable to Class A common stockholders:
From continuing operations before cumulative effects of accounting changes	$0.10	$(4.20)	$(2.88)
Loss from discontinued operations	—	—	(0.43)
Cumulative effects of accounting changes	—	(3.36)	—

Net income (loss) applicable to Class A common stockholders	$0.10	$(7.56)	$(3.31)

Basic weighted average shares of Class A Common Stock outstanding	228,692,414	228,692,414	228,692,273
Diluted weighted average shares of Class A Common Stock outstanding	303,300,746	228,692,414	228,692,273
Basic income (loss) applicable to Class B common stockholders:
From continuing operations before cumulative effects of accounting changes	$0.13	$(4.20)	$(2.88)
Loss from discontinued operations	—	—	(0.43)
Cumulative effects of accounting changes	—	(3.36)	—

Net income (loss) applicable to Class B common stockholders	$0.13	$(7.56)	$(3.31)

Diluted income (loss) applicable to Class B common stockholders:
From continuing operations before cumulative effects of accounting changes	$0.10	$(4.20)	$(2.88)
Loss from discontinued operations	—	—	(0.43)
Cumulative effects of accounting changes	—	(3.36)	—

Net income (loss) applicable to Class B common stockholders	$0.10	$(7.56)	$(3.31)

Basic weighted average shares of Class B Common Stock outstanding	25,055,365	25,055,365	25,055,365
Diluted weighted average shares of Class B Common Stock outstanding	37,215,133	25,055,365	25,055,365

The accompanying notes are an integral part of the consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(amounts in thousands, except share and per share amounts)

	Year ended December 31,
	2005	2004	2003

Pro forma amounts assuming the new amortization method is applied retroactively:
Income (loss) before cumulative effects of accounting changes	$34,663	$(1,059,244)	$(842,229)

Net income (loss) applicable to common stockholders	$34,080	$(1,656,033)	$(849,546)

Pro forma amounts per weighted average share of common stock:
Basic income (loss) applicable to Class A common stockholders:
Before cumulative effects of accounting changes	$0.13	$(4.20)	$(3.35)

Net income (loss) applicable to Class A common stockholders	$0.13	$(6.53)	$(3.35)

Diluted income (loss) applicable to Class A common stockholders:
Before cumulative effects of accounting changes	$0.10	$(4.20)	$(3.35)

Net income (loss) applicable to Class A common stockholders	$0.10	$(6.53)	$(3.35)

Basic weighted average shares of Class A Common Stock outstanding	228,692,414	228,692,414	228,692,273
Diluted weighted average shares of Class A Common Stock outstanding	303,300,746	228,692,414	228,692,273
Basic income (loss) applicable to Class B common stockholders:
Before cumulative effects of accounting changes	$0.13	$(4.20)	$(3.35)

Net income (loss) applicable to Class B common stockholders	$0.13	$(6.53)	$(3.35)

Diluted income (loss) applicable to Class B common stockholders:
Before cumulative effects of accounting changes	$0.10	$(4.20)	$(3.35)

Net income (loss) applicable to Class B common stockholders	$0.10	$(6.53)	$(3.35)

Basic weighted average shares of Class B Common Stock outstanding	25,055,365	25,055,365	25,055,365
Diluted weighted average shares of Class B Common Stock outstanding	37,215,133	25,055,365	25,055,365

The accompanying notes are an integral part of the consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(amounts in thousands)

	Year ended December 31,
	2005	2004	2003

Net income (loss)	$34,663	$(1,910,873)	$(832,612)
Other comprehensive income (loss), before tax:
Foreign currency translation adjustment	7,325	(1,821)	8,193
Unrealized gains (losses) on securities:
Unrealized holding gains arising during the period	43	163	1,483
Less: reclassification adjustments for gains included in net income (loss)	(1,346)	(270)	(10)

Other comprehensive income (loss), before tax	6,022	(1,928)	9,666
Income tax benefit (expense) related to each item of other comprehensive income:
Unrealized holding gains arising during the period	—	(65)	(596)
Less: reclassification adjustments for gains included in net income (loss)	555	108	4

Other comprehensive income (loss), net	6,577	(1,885)	9,074

Comprehensive income (loss), net	$41,240	$(1,912,758)	$(823,538)

The accompanying notes are an integral part of the consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(amounts in thousands)

							Amounts
							due from
				Accumulated			the Rigas
	Series		Additional	other			Family and
	preferred	Common	paid-in	comprehensive	Accumulated	Treasury	Other Rigas
	stock	stock	capital	income (loss)	deficit	stock	Entities, net	Total

Balance, January 1, 2003	$397	$2,548	$12,071,165	$(18,754)	$(17,478,206)	$(27,937)	$(833,275)	$(6,284,062)
Net loss	—	—	—	—	(832,612)	—	—	(832,612)
Other comprehensive income, net (Note 17)	—	—	—	9,074	—	—	—	9,074
Change in amounts due from the Rigas Family and Rigas Family Entities, net (Note 6)	—	—	—	—	—	—	32,926	32,926

Balance, December 31, 2003	397	2,548	12,071,165	(9,680)	(18,310,818)	(27,937)	(800,349)	(7,074,674)
Net loss	—	—	—	—	(1,910,873)	—	—	(1,910,873)
Other comprehensive loss, net (Note 17)	—	—	—	(1,885)	—	—	—	(1,885)
Consolidation of Rigas Co-Borrowing Entities (Note 5)	—	—	—	—	—	—	771,606	771,606

Balance, December 31, 2004	397	2,548	12,071,165	(11,565)	(20,221,691)	(27,937)	(28,743)	(8,215,826)
Net income	—	—	—	—	34,663	—	—	34,663
Other comprehensive income, net (Note 17)	—	—	—	6,577	—	—	—	6,577
Settlement of amounts due from the Rigas Family and Other Rigas Entities (Note 6)	—	—	—	—	—	—	28,743	28,743

Balance, December 31, 2005	$397	$2,548	$12,071,165	$(4,988)	$(20,187,028)	$(27,937)	$—	$(8,145,843)

The accompanying notes are an integral part of the consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Year ended December 31,
	2005	2004	2003

Operating Activities:
Net income (loss)	$34,663	$(1,910,873)	$(832,612)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	804,074	961,840	846,097
Amortization	141,264	159,682	162,839
Impairment of long-lived assets	23,063	83,349	17,641
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	13,338	—	5,497
Gains on disposition of long-lived assets	(5,767)	(4,641)	—
Gain on the sale of investment in Century/ML Cable	(47,234)	—	—
Amortization/write-off of deferred financing costs	61,523	14,113	24,386
Impairment of cost and available-for-sale investments	—	3,801	8,544
Impairment of receivable for securities	24,600	—	—
Cost allocations and charges to Rigas Family Entities, net	—	—	(30,986)
Settlement with the Rigas Family, net	(457,733)	—	—
Provision for government settlement	—	425,000	—
Other noncash charges (gains), net	3,787	3,757	(1,931)
Reorganization expenses due to bankruptcy	59,107	76,553	98,812
Deferred income tax expense	108,011	5,996	125,254
Share of losses of equity affiliates, net	588	7,926	2,826
Minority’s interest in loss of subsidiary	(7,835)	(16,383)	(25,430)
Depreciation, amortization and other noncash charges related to discontinued operations	—	1,575	108,426
Cumulative effects of accounting changes	—	851,629	—
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(4,429)	25,959	(2,440)
Other current and other noncurrent assets	38,413	43,506	(12,804)
Accounts payable	(42,691)	(115,449)	33,821
Subscriber advance payments and deposits	3,919	(1,761)	2,360
Accrued liabilities	10,007	(546)	95,847
Deferred revenue	(33,669)	(26,447)	(21,375)

Net cash provided by operating activities before payment of reorganization expenses	726,999	588,586	604,772
Reorganization expenses paid during the period	(92,988)	(76,894)	(96,915)

Net cash provided by operating activities	634,011	511,692	507,857

Investing Activities:
Capital expenditures for property and equipment	(734,538)	(820,913)	(723,521)
Acquisition of remaining interests in Tele-Media JV Entities	(21,650)	—	—
Capital expenditures for other intangibles	(7,325)	(5,047)	(7,830)
Investment in and advances to affiliates	(2,322)	(5,667)	(8,034)
Proceeds from sale of assets	40,569	14,161	3,712
Proceeds from sale of Century/ML Cable	268,770	—	—
Change in restricted cash	(278,841)	79,802	148,345
Cash advances to the Rigas Family and Rigas Family Entities	—	—	(106,860)
Cash received from the Rigas Family and Rigas Family Entities	—	—	168,293

Net cash used in investing activities	(735,337)	(737,664)	(525,895)

Financing Activities:
Proceeds from debt	918,000	804,851	77,000
Repayments of debt	(716,304)	(478,363)	(28,678)
Payment of deferred financing costs	(49,440)	(14,268)	(1,253)

Net cash provided by financing activities	152,256	312,220	47,069

Increase in cash and cash equivalents	50,930	86,248	29,031
Cash and cash equivalents at beginning of year	338,909	252,661	223,630

Cash and cash equivalents at end of year	$389,839	$338,909	$252,661

The accompanying notes are an integral part of the consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

Adelphia Communications Corporation (“Adelphia”), its consolidated subsidiaries and other consolidated entities (collectively, the “Company”) are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the “Debtors”), filed voluntary petitions to reorganize (the “Chapter 11 Cases”) under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On October 6 and November 15, 2005, certain additional subsidiaries filed voluntary petitions to reorganize, at which time they became part of the Debtors and the Chapter 11 Cases. Effective April 20, 2005, Adelphia entered into definitive agreements (the “Purchase Agreements”) with Time Warner NY Cable LLC (“TW NY”) and Comcast Corporation (“Comcast”) which provide for the sale of substantially all of the Company’s U.S. assets (the “Sale Transaction”). For additional information, see Note 2.

Effective January 1, 2004, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46, Consolidation of Variable Interest Entities (as subsequently revised in December 2003, “FIN 46-R”) and began consolidating certain cable television entities formerly owned by members of John J. Rigas’ family (collectively, the “Rigas Family”) that are subject to co-borrowing arrangements with the Company (the “Rigas Co-Borrowing Entities”). The Company has concluded that the Rigas Co-Borrowing Entities represent variable interest entities for which the Company is the primary beneficiary. Accordingly, all references to the Company prior to January 1, 2004 exclude the Rigas Co-Borrowing Entities and all references to the Company subsequent to January 1, 2004 include the Rigas Co-Borrowing Entities. As a result of the consolidation of the Rigas Co-Borrowing Entities for periods commencing in 2004, the Company’s results of operations, financial position and cash flows are not comparable to prior periods. The Rigas Co-Borrowing Entities have not filed for bankruptcy protection. For additional information, see Note 5.

Prior to January 1, 2004, these consolidated financial statements do not include the accounts of any of the entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the “Rigas Family Entities”). The Rigas Family Entities include the Rigas Co-Borrowing Entities, as well as other Rigas Family entities (the “Other Rigas Entities”). The Company believes that under the guidelines which existed for periods prior to January 1, 2004, the Company did not have a controlling financial interest, including majority voting interest, control by contract or otherwise in any of the Rigas Family Entities. Accordingly, the Company did not meet the criteria for consolidation of any of the Rigas Family Entities.

These consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Debtors’ Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; (iii) as to stockholders’ equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (iv) as to operations, the effect of any changes that may be made in its business.

In May 2002, certain Rigas Family members resigned from their positions as directors and executive officers of the Company. In addition, the Rigas Family owned Adelphia $0.01 par value Class A common stock (“Class A Common Stock”) and Adelphia $0.01 par value Class B common stock (“Class B Common Stock”) with a majority of the voting power in Adelphia, and was not able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Pursuant to the Consent Order of Forfeiture entered by the United States District Court for the Southern District of New York (the “District Court”) on June 8, 2005 (the “Forfeiture Order”), all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1:  Background and Basis of Presentation (Continued)

Corporation (“Bucktail”)), certain specified real estate and any securities of the Company were forfeited to the United States on or about June 8, 2005 and such assets and securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) in furtherance of the agreement between the Company and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) dated April 25, 2005 (the “Non-Prosecution Agreement”), as discussed in Note 16.

Although the Company is operating as a debtor-in-possession in the Chapter 11 Cases, the Company’s ability to control the activities and operations of its subsidiaries that are also Debtors may be limited pursuant to the Bankruptcy Code. However, because the bankruptcy proceedings for the Debtors are consolidated for administrative purposes in the same Bankruptcy Court and will be overseen by the same judge, the financial statements of Adelphia and its subsidiaries have been presented on a combined basis, which is consistent with consolidated financial statements (see Note 2). All inter-entity transactions between Adelphia, its subsidiaries and, beginning in 2004, the Rigas Co-Borrowing Entities have been eliminated in consolidation.

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company

Overview

On June 25, 2002 (“Petition Date”), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation (“Century”), an indirect wholly-owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia filed voluntary petitions to reorganize under Chapter 11. The Debtors, which include Century and the subsequent filers, are currently operating their business as debtors-in-possession under Chapter 11. Included in the accompanying consolidated financial statements are subsidiaries that have not filed voluntary petitions under the Bankruptcy Code, including the Rigas Co-Borrowing Entities.

On July 11, 2002, a statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed, and on July 31, 2002, a statutory committee of equity holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”) was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors’ plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the “Exclusive Period”) and solicit acceptances thereto (the “Solicitation Period”). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. In early 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, in 2004, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding the Debtors’ request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. No hearing has been scheduled. For additional information, see Note 16.

Confirmation of Plan of Reorganization

The Debtors have filed several proposed joint plans of reorganization and related disclosure statements with the Bankruptcy Court. The Debtors most recently filed their Fourth Amended Joint Plan of Reorganization (the “Plan”) and related Fourth Amended Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court on November 21, 2005. The Plan contemplates, among other things, consummation of the Sale Transaction and

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

distribution of the cash and Time Warner Cable Inc. (“TWC”) Class A common stock (the “TWC Class A Common Stock”) received pursuant to the Sale Transaction to the stakeholders of the Debtors in accordance with the Plan. The Plan and Disclosure Statement also include disclosures and modifications to reflect rulings of the Bankruptcy Court or settlements with certain parties objecting to approval of the Disclosure Statement.

For the Plan to be confirmed and become effective, the Debtors must, among other things:

•	obtain an order of the Bankruptcy Court approving the Disclosure Statement as containing “adequate information”;

•	solicit acceptance of the Plan from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the Plan;

•	obtain an order from the Bankruptcy Court confirming the Plan; and

•	consummate the Plan.

By order dated November 23, 2005, the Bankruptcy Court approved the Disclosure Statement as containing “adequate information.” By December 12, 2005, the Debtors completed the mailing of the solicitation packages. The voting deadline to accept or reject the Plan is April 6, 2006, and in the case of securities held through an intermediary, the deadline for instructions to be received by the intermediary is April 3, 2006 or such other date as specified by the applicable intermediary. The confirmation hearing on the Plan is scheduled to commence on April 24, 2006. Before it can issue a confirmation order, the Bankruptcy Court must find that either each class of impaired claims or equity interests has accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to confirm the Plan over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code.

Sale of Assets

Effective April 20, 2005, Adelphia entered into the Sale Transaction. Upon the closing of the Sale Transaction, Adelphia will receive an aggregate consideration of cash in the amount of approximately $12.7 billion plus shares of TWC Class A Common Stock, which are expected to represent 16% of the outstanding equity securities of TWC as of the closing. Such percentage: (i) assumes the redemption of Comcast’s interest in TWC, the inclusion in the sale to TW NY of all of the cable systems owned by the Rigas Co-Borrowing Entities contemplated to be purchased by TW NY pursuant to the Sale Transaction and that there is no Expanded Transaction (as defined below); and (ii) is subject to adjustment for issuances pursuant to employee stock programs (subject to a cap) and issuances of securities for fair consideration. The TWC Class A Common Stock is expected to be listed on The New York Stock Exchange. The purchase price payable by TW NY and Comcast is subject to certain adjustments. TWC, Comcast and certain of their affiliates have also agreed to swap certain cable systems and unwind Comcast’s investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC (“TWE”). The Sale Transaction does not include the Company’s interest in Century/ML Cable Venture (“Century/ML Cable”), a joint venture that owns and operates cable systems in Puerto Rico, which Century and ML Media Partners, L.P. (“ML Media”) sold to San Juan Cable, LLC (“San Juan Cable”) effective October 31, 2005. For additional information, see Notes 8 and 16.

As part of the Sale Transaction, Adelphia has agreed to transfer to TW NY and Comcast the assets related to the cable systems that are nominally owned by certain of the Rigas Co-Borrowing Entities and are managed by the Company (those Rigas Co-Borrowing Entities are herein referred to as the “Managed Cable Entities”). Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) have been forfeited to the United States. In furtherance of the Non-Prosecution Agreement, the Company expects to obtain ownership (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) of all of the Rigas

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

Co-Borrowing Entities other than two small entities (Coudersport and Bucktail). Upon obtaining ownership of such Rigas Co-Borrowing Entities, the Company expects to file voluntary petitions to reorganize such entities in proceedings jointly administered with the Debtors’ Chapter 11 Cases. Once these entities emerge from bankruptcy, Adelphia expects to be able to transfer to TW NY and Comcast the assets of the Managed Cable Entities (other than Coudersport and Bucktail) as part of the Sale Transaction. If the Company is unable to transfer all of the assets of the Managed Cable Entities to Comcast and TW NY at the closing of the Sale Transaction, the initial purchase price payable by Comcast and by TW NY would be reduced by an aggregate amount of up to $600,000,000 and $390,000,000, respectively, but would become payable to the extent such assets are transferred to Comcast or TW NY within 15 months of the closing. Adelphia believes that the failure to transfer the assets of Coudersport and Bucktail to TW NY and Comcast will result in an aggregate purchase price reduction of approximately $23,000,000, reflecting a reduction to the purchase price payable by TW NY of approximately $15,000,000 and by Comcast of approximately $8,000,000.

Pursuant to a separate agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the asset purchase agreement between TW NY and Adelphia.

Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, the Sale Transaction cannot be consummated. The closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others: (i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission (the “FCC”) to the transfer of certain licenses, and, subject to certain exceptions, any applicable approvals of local franchising authorities (“LFAs”) to the change in ownership of the cable systems operated by the Company to the extent not preempted by section 365 of the Bankruptcy Code; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”); (iii) the offer and sale of the shares of TWC Class A Common Stock to be issued in the Sale Transaction having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the Plan or a no-action letter from the staff of the Securities and Exchange Commission (the “SEC”), or a registration statement covering the offer and sale of such shares having been declared effective; (iv) the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions, except in certain circumstances; (v) approval of the shares of TWC Class A Common Stock to be issued in the Sale Transaction for listing on the New York Stock Exchange; (vi) entry by the Bankruptcy Court of a final order confirming the Plan and, contemporaneously with the closing of the Sale Transaction, consummation of the Plan; (vii) satisfactory settlement by Adelphia of the claims and causes of action brought by the SEC and the investigations by the United States Department of Justice (the “DoJ”); (viii) the absence of any material adverse effect with respect to TWC’s business and certain significant components of the Company’s business (without taking into consideration any loss of subscribers by the Company’s business (or results thereof) already reflected in the projections specified in the asset purchase agreements or the purchase price adjustments); (ix) the number of eligible basic subscribers (as the term is used in the purchase agreements) served by the Company’s cable systems as of a specified date prior to the closing of the Sale Transaction not being below an agreed upon threshold; (x) the absence of an actual change in law, or proposed change in law that has a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY; (xi) a filing of an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), by each of Century-TCI California Communications, L.P., Parnassos Communications, L.P. and Western NY Cablevision L.P. (the “Century-TCI/Parnassos Partnerships”); and (xii) the provision of certain audited and unaudited financial information by Adelphia.

Subject to the Expanded Transaction (as defined below), the closing under each Purchase Agreement is also conditioned on a contemporaneous closing under the other Purchase Agreement. On January 31, 2006, the Federal Trade Commission closed its antitrust investigation under the HSR Act of the Sale Transaction. In addition, the

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

Company believes that it has received the necessary applicable approvals of LFAs to the change in ownership of the cable systems operated by the Company. The Company expects the closing of the Sale Transaction to occur by July 31, 2006, the date under the Purchase Agreements after which either party may terminate, subject to certain exceptions, the applicable Purchase Agreement if the closing has not already occurred.

Adelphia received a letter, dated March 24, 2006, from each of TWC and Comcast alleging that Adelphia’s implementation of a system, required by the Purchase Agreements to be implemented prior to the closing of the Sale Transaction, by which eligible basic subscribers (as such term is used in the Purchase Agreements) can be tracked materially breaches the Purchase Agreements insofar as it does not include within it certain marketing promotions utilized by Adelphia. Adelphia, in letters to TW NY and Comcast, dated March 27, 2006, has denied that Adelphia’s actions constitute a material breach, but has determined, without prejudice to its position, to incorporate a method of tracking such marketing promotions as part of its subscriber tracking system. Adelphia does not believe that such marketing promotions are required by the terms of the relevant Purchase Agreements to be tracked by a subscriber tracking system that, as required by the Purchase Agreements, would be reasonably expected to accurately track eligible basic subscribers. Under the Purchase Agreements, any breach that would preclude Adelphia from providing a certificate at the closing of the Sale Transaction that each of the covenants in the Purchase Agreements (including the covenant to implement the tracking system) has been duly performed in all material respects would constitute a failure of a condition to closing of the Sale Transaction in favor of each of TW NY and Comcast, and if not cured, could provide TW NY and Comcast a basis for terminating their respective Purchase Agreements.

Pursuant to a letter agreement dated as of April 20, 2005, and the asset purchase agreement between Adelphia and TW NY, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast’s purchase agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust approvals (the “Expanded Transaction”). In such event, and assuming TW NY received such approvals, TW NY will pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast’s allocable share of the liabilities of the Century-TCI/Parnassos Partnerships, which shall not be less than $549,000,000 or more than $600,000,000. Consummation of the Sale Transaction, however, is not subject to the consummation of the agreement by TWC, Comcast and certain of their affiliates to swap certain cable systems and unwind Comcast’s investments in TWC and TWE, as described above. There is no assurance that TW NY would be able to obtain the required FCC or applicable antitrust approvals for the Expanded Transaction.

The Purchase Agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the Purchase Agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353,000,000 and Comcast a termination fee of $87,500,000.

Certain fees are due to the Company’s financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sales process. Such fees cannot be determined until the closing of the Sale Transaction.

Pre-Petition Obligations

Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors’ failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors’ motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

The ultimate amount of the Debtors’ liabilities will be determined during the Debtors’ claims resolution process. The Bankruptcy Court established a bar date of January 9, 2004 (the “Bar Date”) for filing proofs of claim against the Debtors’ estates. A bar date is the date by which proofs of claim must be filed if a claim ant disagrees with how its claim appears on the Debtors’ Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. As of the Bar Date, approximately 17,000 proofs of claim asserting in excess of $3.20 trillion in claims were filed and, as of December 31, 2005, approximately 18,000 proofs of claim asserting approximately $3.78 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors’ estimate of ultimate liability. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. The Debtors expect that the claims resolution process will take significant time to complete following the consummation of the Plan. As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise and reorganization expenses due to bankruptcy.

The Debtors have filed numerous omnibus objections that address $3.68 trillion in claims, consisting primarily of duplicative claims. Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court. Hearings on certain claims objections are ongoing. Certain other objections have been adjourned to allow the parties to continue to reconcile such claims. Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession (“DIP”) Credit Facility

In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the “DIP Facility”). On May 10, 2004, the Debtors entered into a $1,000,000,000 extended debtor-in-possession credit facility (the “First Extended DIP Facility”), which amended and restated the DIP Facility in its entirety. On February 25, 2005, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Second Extended DIP Facility”), which amended and restated the First Extended DIP Facility in its entirety. On March 17, 2006, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Third Extended DIP Facility”), which amended and restated the Second Extended DIP Facility in its entirety. For additional information, see Note 10.

Exit Financing Commitment

On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing (the “Exit Financing Facility”). Following the Bankruptcy Court’s approval on June 30, 2004 of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses. In light of the agreements with TW NY and Comcast, on April 25, 2005, the Company informed the exit lenders of its election to terminate the exit financing commitment, which termination became effective on May 9, 2005. As a result of the termination, the Company recorded a charge of $58,267,000 during 2005, which represents previously unpaid commitment fees of $45,428,000, the nonrefundable fee of $10,000,000 and certain other

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

expenses. Such charge is reflected in interest expense in the accompanying consolidated statement of operations for the year ended December 31, 2005. As of December 31, 2004, $39,267,000 of such fees and expenses were included in other noncurrent assets, net.

Going Concern

As a result of the Company’s filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”). The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

•	having a plan of reorganization confirmed by the Bankruptcy Court and it becoming effective;

•	obtaining substantial exit financing if the Sale Transaction is not consummated and the Company is to emerge from bankruptcy under a stand-alone plan, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company;

•	extending the Third Extended DIP Facility through the effective date of a plan of reorganization in the event the Sale Transaction is not consummated before the maturity date of the Third Extended DIP Facility and remaining in compliance with the financial covenants thereunder. A failure to obtain an extension to the Third Extended DIP Facility would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company;

•	being able to successfully implement the Company’s business plans, decrease basic subscriber losses, renew franchises and offset the negative effects that the Chapter 11 filing has had on the Company’s business, including the impairment of customer and vendor relationships; failure to do so will result in reduced operating results and potential impairment of assets;

•	resolving material litigation;

•	achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

•	motivating and retaining key executives and employees.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

Presentation

For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheets as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following (amounts in thousands):

	December 31,
	2005	2004

Parent and subsidiary debt	$11,560,585	$11,560,684
Parent and subsidiary debt under co-borrowing credit facilities	4,576,375	4,576,375
Accounts payable	926,794	954,858
Accrued liabilities	1,202,610	1,240,237
Series B Preferred Stock	148,794	148,794

Liabilities subject to compromise	$18,415,158	$18,480,948

The Rigas Co-Borrowing Entities are jointly and severally obligated with certain of the Debtors to the lenders with respect to borrowings under certain co-borrowing facilities (“Co-Borrowing Facilities”). Borrowings under the Co-Borrowing Facilities have been presented as liabilities subject to compromise in the accompanying consolidated balance sheets as collection of such borrowings from the Debtors is stayed. Collection of such borrowings from the Rigas Co-Borrowing Entities has not been stayed and actions may be taken to collect such borrowings from the Rigas Co-Borrowing Entities. However, the Rigas Co-Borrowing Entities would not have sufficient assets to satisfy claims for all liabilities under the Co-Borrowing Facilities.

Following is a reconciliation of the changes in liabilities subject to compromise for the period from January 1, 2003 through December 31, 2005 (amounts in thousands):

Balance at January 1, 2003	$18,020,124
Series B Preferred Stock	148,794
Contract rejections	18,308
Settlements	(3,000)

Balance at December 31, 2003	18,184,226
Increase in government settlement reserve (see Note 16)	425,000
Contract rejections	3,156
Settlements	(131,434)

Balance at December 31, 2004	18,480,948
Contract rejections	3,769
Settlements	(69,559)

Balance at December 31, 2005	$18,415,158

The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the deferred issuance costs for the Company’s redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Reorganization Expenses Due to Bankruptcy and Investigation, Re-Audit and Sale Transaction Costs

Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid upon the Company’s emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $6,500,000 and $19,950,000 in the aggregate. In addition, pursuant to their employment agreements, the Chief Executive Officer (“CEO”) and the Chief Operating Officer (“COO”) of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors’ emergence from bankruptcy. Under the employment agreements, the value of such equity awards will be determined based on the average trading price of the post-emergence common stock of Adelphia during the 15 trading days immediately preceding the 90th day following the date of emergence. Pursuant to the employment agreements, these equity awards, which will be subject to vesting and trading restrictions, may be increased up to a maximum aggregate value of $25,500,000 at the discretion of the board of directors of Adelphia (the “Board”). As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements. See Note 16 for additional information. The following table sets forth certain components of reorganization expenses for the indicated periods (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Professional fees	$101,206	$78,308	$81,948
Contract rejections	3,769	3,156	18,308
Interest earned during reorganization	(11,025)	(3,457)	(4,390)
Settlements and other	(34,843)	(1,454)	2,946

Reorganization expenses due to bankruptcy	$59,107	$76,553	$98,812

In addition to the costs shown above, the Company has incurred certain professional fees and other costs that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of certain members of the Rigas Family management, related efforts to comply with applicable laws and regulations and the Sale Transaction. These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, as well as legal fees, forensic consultant fees, legal defense costs paid on behalf of the Rigas Family and employee retention costs. These expenses have been included in investigation, re-audit and sale transaction costs in the accompanying consolidated statements of operations.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

Condensed Financial Statements of Debtors

The Debtors’ condensed consolidated balance sheets as of the indicated dates are as follows (amounts in thousands):

	December 31,
	2005	2004

Assets:
Total current assets	$709,769	$624,572
Property and equipment, net	4,200,142	4,323,142
Intangible assets, net	7,050,368	7,174,967
Other noncurrent assets	1,111,462	406,414

Total assets	$13,071,741	$12,529,095

Liabilities and Stockholders’ Deficit:
Liabilities:
Other current liabilities	$717,673	$755,512
Current portion of parent and subsidiary debt	868,902	667,605
Total noncurrent liabilities	920,858	843,274
Liabilities subject to compromise	18,415,158	18,480,948

Total liabilities	20,922,591	20,747,339

Minority’s interest	71,307	79,142
Stockholders’ deficit:
Series preferred stock	397	397
Common stock	2,548	2,548
Additional paid-in capital	9,567,154	9,566,968
Accumulated other comprehensive income, net	78	826
Accumulated deficit	(17,464,397)	(17,059,560)
Treasury stock, at cost	(27,937)	(27,937)

	(7,922,157)	(7,516,758)
Amounts due from the Rigas Family and Rigas Family Entities, net	—	(780,628)

Total stockholders’ deficit	(7,922,157)	(8,297,386)

Total liabilities and stockholders’ deficit	$13,071,741	$12,529,095

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company (Continued)

The Debtors’ condensed consolidated statements of operations for the indicated periods are as follows (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Revenue	$4,141,676	$3,934,732	$3,557,730

Costs and expenses:
Direct operating and programming	2,565,261	2,532,193	2,375,205
Selling, general and administrative	327,024	310,060	246,786
Investigation, re-audit and sale transaction costs	63,506	108,065	52,039
Depreciation	764,355	920,343	843,388
Amortization	135,136	151,966	162,839
Impairment of long-lived assets	12,426	77,751	641
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	13,338	—	5,497
Gains on dispositions of long-lived assets	(4,538)	(4,641)	—

Total costs and expenses	3,876,508	4,095,737	3,686,395

Operating income (loss)	265,168	(161,005)	(128,665)
Interest expense, net of amounts capitalized	(578,726)	(385,137)	(370,692)
Other income (expense), net	60,432	(427,047)	(1,192)
Reorganization expenses due to bankruptcy	(59,107)	(76,553)	(98,812)
Income tax (expense) benefit	(99,857)	3,483	(117,378)
Share of losses of equity affiliates, net	(582)	(7,926)	(2,826)
Minority’s interest in loss of subsidiary	7,835	16,383	25,430

Loss from continuing operations	(404,837)	(1,037,802)	(694,135)
Loss from discontinued operations	—	(571)	(107,952)

Loss before cumulative effects of accounting changes	(404,837)	(1,038,373)	(802,087)
Cumulative effects of accounting changes	—	(262,847)	—

Net loss	$(404,837)	$(1,301,220)	$(802,087)

Following is condensed consolidated cash flow data for the Debtors for the indicated periods (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Net cash provided by (used in):
Operating activities	$603,235	$462,012	$499,790
Investing activities	$(706,378)	$(687,713)	$(518,045)
Financing activities	$152,256	$312,220	$47,069

Note 3:  Summary of Significant Accounting Policies

Bankruptcy

As a result of the Debtors’ Chapter 11 filings, these consolidated financial statements have been prepared in accordance with SOP 90-7. For additional information, see Note 2.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Cash Equivalents

Cash equivalents consist primarily of money market funds and United States Government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Restricted Cash

Details of restricted cash are presented below (amounts in thousands):

	December 31,
	2005	2004

Current restricted cash:
DIP facilities(a)	$25,783	$2,682
Dispute related to acquisition(b)	—	3,618

Current restricted cash	$25,783	$6,300

Noncurrent restricted cash:
Century/ML Cable sale proceeds(c)	$259,645	$—
Other	2,748	3,035

Noncurrent restricted cash	$262,393	$3,035

(a)	Amounts that are collateralized on letters of credit outstanding or restricted as to use under the DIP facilities.

(b)	Cash receipts from customers that were placed in trust as a result of a dispute arising from the acquisition of a cable system.

(c)	Proceeds from the sale of Century/ML Cable that are being held in escrow pending the resolution of the litigation between Adelphia, Century, Highland Holdings, a Rigas Family entity (“Highland”), Century/ML Cable and ML Media. See Note 16 for a description of this litigation.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $15,912,000 and $37,954,000 at December 31, 2005 and 2004, respectively. The allowance for doubtful accounts is established through a charge to direct operating and programming costs and expenses. The Company assesses the adequacy of this reserve periodically, evaluating general factors such as the length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

All publicly traded marketable securities held by the Company are classified as available-for-sale securities and are recorded at fair value. Unrealized gains and losses resulting from changes in fair value between measurement dates for available-for-sale securities are recorded net of taxes as a component of other comprehensive income (loss). Unrealized losses that are deemed to be other-than-temporary are recognized currently. Investments in privately held entities in which the Company does not have the ability to exercise significant influence over their operating and financial policies are accounted for at cost, subject to other-than-temporary impairment. The Company’s available-for-sale securities and cost investments are included in other noncurrent assets, net in the accompanying consolidated balance sheets.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Investments in entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost, subject to other-than-temporary impairment, and adjusted quarterly to recognize the Company’s proportionate share of the investees’ net income or loss after the date of investment, additional contributions or advances made, and dividends received. The equity method of accounting is suspended when the Company no longer has significant influence, for example, during the period that investees are undergoing corporate reorganization or bankruptcy proceedings. The Company’s share of losses is generally limited to the extent of the Company’s investment unless the Company is committed to provide further financial support to the investee. The excess of the Company’s investment over its share of the net assets of each of the Company’s investees has been attributed to the franchise rights and customer relationship intangibles of the investee. Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company does not amortize the excess basis to the extent it has been attributed to goodwill and franchise rights. As discussed below under “Intangible Assets,” the Company has determined that franchise rights have an indefinite life, and therefore are not subject to amortization.

Changes in the Company’s proportionate share of the underlying equity of an equity method investee, which result from the issuance of additional equity securities of the equity investee, are reflected as increases or decreases to the Company’s additional paid-in capital.

On a quarterly basis, the Company reviews its investments to determine whether a decline in fair value below the cost basis is other-than-temporary. The Company considers a number of factors in its determination including: (i) the financial condition, operating performance and near term prospects of the investee; (ii) the reason for the decline in fair value, be it general market, industry specific or investee specific conditions; (iii) the length of time that the fair value of the investment is below the Company’s carrying value; and (iv) changes in value subsequent to the balance sheet date. If the decline in estimated fair value is deemed to be other-than-temporary, a new cost basis is established at the then estimated fair value. In situations where the fair value of an investment is not evident due to a lack of public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such an investment. The Company’s assessment of the foregoing factors involves a high degree of judgment, and the use of significant estimates and assumptions.

Derivative and Other Financial Instruments

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS No. 133”), requires that all derivative instruments be recognized in the balance sheet at fair value. In addition, SFAS No. 133 provides that for derivative instruments that qualify for hedge accounting, changes in fair value will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in stockholders’ equity as a component of accumulated other comprehensive income (loss) until the hedged item is recognized in earnings, depending on whether the derivative hedges changes in fair value or cash flows. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

The Company has entered into interest rate exchange agreements, interest rate cap agreements and interest rate collar agreements with the objective of managing its exposure to fluctuations in interest rates. However, the Company has not designated these agreements as hedging instruments pursuant to the provisions of SFAS No. 133. Accordingly, changes in the fair value of these agreements were recognized currently and included in other income (expense), net through the Petition Date. Changes in the fair value of these agreements subsequent to the Petition Date have not been recognized, as the amount to be received or paid in connection with these agreements will be determined by the Bankruptcy Court. For additional information, see Note 10.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Business Combinations

The Company accounts for business combinations using the purchase method of accounting. The results of operations of an acquired business are included in the Company’s consolidated results from the date of the acquisition. The cost to acquire companies, including transaction costs, is allocated to the underlying net assets of the acquired company based on their respective fair values. Any excess of the purchase price over the estimated fair values of the identifiable net assets acquired is recorded as goodwill. The value assigned to the Class A Common Stock, issued by Adelphia as consideration for acquisitions is generally based on the average market price for a period of a few days before and after the date that the respective terms are agreed to and announced. The application of purchase accounting requires a high degree of judgment and involves the use of significant estimates and assumptions.

Property and Equipment

The details of property and equipment and the related accumulated depreciation are set forth below for the indicated periods (amounts in thousands):

	December 31,
	2005	2004

Cable distribution systems	$7,906,918	$7,357,896
Support equipment and buildings	583,594	556,203
Land	52,418	54,091

	8,542,930	7,968,190
Accumulated depreciation	(4,208,279)	(3,498,247)

Property and equipment, net	$4,334,651	$4,469,943

Property and equipment is stated at cost, less accumulated depreciation. In accordance with SFAS No. 51, Financial Reporting by Cable Television Companies (“SFAS No. 51”), the Company capitalizes costs associated with the construction of new cable transmission and distribution facilities and the installation of new cable services. Capitalized construction costs include materials, labor, applicable indirect costs and interest. Capitalized installation costs include labor, material and overhead costs related to: (i) the initial connection (or “drop”) from the Company’s cable plant to a customer location; (ii) the replacement of a drop; and (iii) the installation of equipment for additional services, such as digital cable or high-speed Internet (“HSI”). The costs of other customer-facing activities, such as reconnecting customer locations where a drop already exists, disconnecting customer locations and repairing or maintaining drops, are expensed as incurred. The Company’s methodology for capitalization of internal construction labor and internal and contracted third party installation costs (including materials) utilizes standard costing models based on actual costs. Materials and external labor costs associated with construction activities are capitalized based on amounts invoiced to the Company by third parties.

The Company captures data from its billing, customer care and engineering records to determine the number of occurrences for each capitalizable activity, applies the appropriate standard and capitalizes the result on a monthly basis. Periodically, the Company reviews and adjusts, if necessary, the amount of costs capitalized utilizing the methodology described above, based on comparisons to actual costs incurred. Significant judgment is involved in the development of costing models and in the determination of the nature and amount of indirect costs to be capitalized.

Improvements that extend asset lives are capitalized and other repairs and maintenance expenditures are expensed as incurred.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Subject to the change noted below for set-top boxes, depreciation is computed on the straight-line method using the following useful lives:

Classification	Useful Lives

Cable distribution systems:
Construction equipment	12 years
Cable plant	9 to 12 years
Set-top boxes, remotes and modems	3 to 5 years (see below)
Studio equipment	7 years
Advertising equipment	5 years
Tools and test equipment	5 years
Support equipment and buildings:
Buildings and improvements	10 to 20 years
Office furniture	10 years
Aircraft	10 years
Computer equipment	3 to 7 years
Office equipment	5 years
Vehicles	5 years

The Company periodically evaluates the useful lives of its property and equipment. Effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of standard definition digital set-top boxes from five years to four years due to the introduction of advanced digital set-top boxes which provide high definition television (“HDTV”) and digital video recording capabilities, and the expected migration of new and existing customers to these advanced digital set-top boxes. In addition, consumer electronics manufacturers continue to include advanced technology necessary to receive digital and HDTV signals within television sets, which the Company expects to further contribute to the reduction in the useful life of its set-top boxes. The impact of this change in useful life on the Company’s operating results for the year ended December 31, 2004 was an $111,849,000 increase to the Company’s net loss and a $0.44 increase to the Company’s net loss per common share.

The useful lives used to depreciate cable plant that is undergoing rebuilds are adjusted such that property and equipment to be retired will be fully depreciated by the time the rebuild is completed. In addition, the useful lives assigned to property and equipment of acquired companies are based on the expected remaining useful lives of such acquired property and equipment. Upon the sale of cable systems, the related cost and accumulated depreciation is removed from the respective accounts and any resulting gain or loss is reflected in earnings.

Intangible Assets

Franchise rights represent the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with a business combination. Pursuant to SFAS No. 142, the Company does not amortize acquired franchise rights as the Company has determined that such rights have an indefinite life. Costs to extend and maintain the Company’s franchise rights are expensed as incurred.

Goodwill represents the excess of the acquisition cost of an acquired entity over the fair value of the identifiable net assets acquired. Pursuant to SFAS No. 142, the Company does not amortize goodwill.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Following is a reconciliation of the changes in the carrying amount of goodwill for the indicated periods (amounts in thousands):

		Corporate
	Cable	and Other	Total

Balance at January 1, 2004	$1,508,029	$3,846	$1,511,875
Consolidation of Rigas Co-Borrowing Entities (Note 5)	116,844	—	116,844
Other	—	(200)	(200)

Balance at December 31, 2004	1,624,873	3,646	1,628,519
Acquisition of remaining interests in Tele-Media JV Entities	9,761	—	9,761
Sale of security monitoring businesses	—	(3,646)	(3,646)
Other	(249)	—	(249)

Balance at December 31, 2005	$1,634,385	$—	$1,634,385

Customer relationships represent the value attributed to customer relationships acquired in business combinations and are amortized over a 10-year period. Beginning in 2004, the Company began amortizing its customer relationships using the double declining balance method. The application of the new amortization method to customer relationships acquired prior to 2004 resulted in an additional charge of $262,847,000 which has been reflected as a cumulative effect of a change in accounting principle in the accompanying consolidated statements of operations. The proforma amounts shown in the consolidated statements of operations have been adjusted for the effect of retroactive application on amortization, changes in impairment of long-lived assets and minority’s interest in loss of subsidiary which would have been made had the new method been in effect. Amortization of customer relationships and other aggregated $117,305,000, $145,357,000 and $157,019,000 during 2005, 2004 and 2003, respectively. Based solely on the Company’s current amortizable intangible assets, the Company expects that amortization expense of amortizable intangible assets will be approximately $107,000,000, $104,000,000, $101,000,000, $83,000,000 and $34,000,000 during 2006, 2007, 2008, 2009 and 2010, respectively. The details of customer relationships and other are set forth below for the indicated periods (amounts in thousands):

	December 31,
	2005	2004

Gross carrying value	$1,641,146	$1,674,138
Accumulated amortization	(1,186,540)	(1,094,222)

Customer relationships and other, net	$454,606	$579,916

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), the Company evaluates property and equipment and amortizable intangible assets for impairment whenever current events and circumstances indicate the carrying amounts may not be recoverable. If the carrying amount is greater than the expected future undiscounted cash flows to be generated, the Company recognizes an impairment loss equal to the excess, if any, of the carrying value over the fair value of the asset. The Company generally measures fair value based upon the present value of estimated future net cash flows of an asset group over its remaining useful life. The Company utilizes an independent third party valuation firm to assist in the determination of fair value for the cable assets. With respect to long-lived assets associated with cable systems, the Company groups systems at a level which represents the lowest level of cash flows that are largely independent of other assets and liabilities. The

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Company’s asset groups under this methodology consist of seven major metropolitan markets and numerous other asset groups in the Company’s geographically dispersed operations.

Pursuant to SFAS No. 142, the Company evaluates its goodwill and franchise rights for impairment, at least annually on July 1, and whenever other facts and circumstances indicate that the carrying amounts of goodwill and franchise rights may not be recoverable. The Company evaluates the recoverability of the carrying amount of goodwill at its operating regions. These operating regions make up the Company’s cable operating segment determined pursuant to SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, as further discussed in Note 15. For purposes of this evaluation, the Company compares the fair value of the assets of each of the Company’s operating regions to their respective carrying amounts. The Company estimates the fair value of its goodwill and franchise rights primarily based on discounted cash flows, current market transactions and industry trends. If the carrying value of an operating region were to exceed its fair value, the Company would then compare the implied fair value of the operating region’s goodwill to its carrying amount, and any excess of the carrying amount over the fair value would be charged to operations as an impairment loss. The fair value of goodwill represents the excess of the operating region’s fair value over the fair value of its identifiable net assets. The Company evaluates the recoverability of the carrying amount of its franchise rights based on the same asset groupings used to evaluate its long-lived assets under SFAS No. 144 because the franchise rights are inseparable from the other assets in the asset group. These groupings are consistent with the guidance in Emerging Issues Task Force (“EITF”) Issue No. 02-7, Unit of Measure for Testing Impairment of Indefinite-Lived Intangible Assets. Any excess of the carrying value over the fair value for franchise rights is charged to operations as an impairment loss.

The evaluation of long-lived assets for impairment requires a high degree of judgment and involves the use of significant estimates and assumptions. For additional information, see Note 9.

Internal-Use Software

The Company capitalizes certain direct development costs associated with internal-use software, including external direct costs of material and services, and payroll and related benefit costs for employees devoting time to the software projects. Such costs are amortized over an estimated useful life of three years, beginning when the assets are substantially ready for use. Amounts capitalized for internal-use software were $24,054,000, $22,502,000 and $14,882,000 during 2005, 2004 and 2003, respectively. Amortization of internal-use software costs was $23,959,000, $14,325,000 and $5,820,000 for 2005, 2004 and 2003, respectively. The net book value of internal-use software at December 31, 2005 and 2004 was $42,460,000 and $42,059,000, respectively. Internal-use software costs are included in other noncurrent assets, net in the accompanying consolidated balance sheets.

Deferred Financing Fees

In general, costs associated with the issuance and refinancing of debt are deferred and amortized to interest expense using the effective interest method over the term of the related debt agreement. However, in the case of deferred financing costs related to pre-petition debt obligations, amortization was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) is included as an offset to liabilities subject to compromise at the Petition Date and at December 31, 2005 and 2004 as an adjustment of the net carrying value of the related pre-petition debt. At December 31, 2005 and 2004, deferred financing fees of $7,656,000 and $46,589,000, respectively, are included in other noncurrent assets, net in the accompanying consolidated balance sheets.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Minority’s Interest

Recognition of minority’s interest share of losses of consolidated subsidiaries was limited to the amount of such minority’s allocable share of the common equity of those consolidated subsidiaries.

Foreign Currency Translation

Assets and liabilities of the Company’s cable operations in Brazil, where the functional currency is the local currency, are translated into U.S. dollars at the exchange rate as of the balance sheet date, and the related translation adjustments are recorded as a component of other comprehensive income (loss). Revenue and expenses are translated using average exchange rates prevailing during the period.

Transactions with the Rigas Family and Rigas Family Entities

As discussed in Note 5, effective January 1, 2004, the Company began consolidating the Rigas Co-Borrowing Entities. In addition to the Rigas Co-Borrowing Entities, the Company had significant involvement, directly or indirectly, with the Rigas Family and Other Rigas Entities prior to the Petition Date. The following is a discussion of the Company’s significant accounting policies related to transactions with the Rigas Family and Rigas Family Entities. On April 25, 2005, Adelphia and the Rigas Family entered into an agreement to settle Adelphia’s lawsuit against the Rigas Family. For additional information, see Note 16.

The Company continues to fund the cash needs for the payment of interest on co-borrowing debt for the Rigas Co-Borrowing Entities. Generally, amounts funded to or on behalf of the Rigas Family and Rigas Family Entities were recorded by the Company as advances to those entities. Effective January 1, 2004, advances to the Rigas Co-Borrowing Entities are eliminated in consolidation. Advances to the Rigas Family and Other Rigas Entities are included as amounts due from the Rigas Family and Other Rigas Entities, net in the accompanying consolidated balance sheet as of December 31, 2004. No amounts have been funded on behalf of the Rigas Family and Other Rigas Entities since 2002.

Amounts due from the Rigas Family and Other Rigas Entities, net was presented as an addition to stockholders’ deficit in the accompanying December 31, 2004 consolidated balance sheet because: (i) approximately half of the advances were used by those entities to acquire Adelphia securities; (ii) these advances occurred frequently; (iii) there were no definitive debt instruments that specified repayment terms or interest rates; and (iv) there was no demonstrated repayment history.

Prior to the Forfeiture Order, where a contractual agreement or similar arrangement existed for management services to the Managed Cable Entities, the fees charged were based on the contractually specified terms. Such management agreements generally provided for a management fee based on a percentage of revenue plus reimbursements for expenses incurred by the Company on behalf of the Managed Cable Entities. In the absence of such agreements and following the Forfeiture Order, the fees charged by the Company to the Managed Cable Entities are based on the actual costs incurred by the Company. Such charges are generally based on the Managed Cable Entities’ share of revenue or subscribers, as appropriate. Management believes that the amounts charged to the Managed Cable Entities and reflected in the accompanying consolidated statements of operations with respect to management fees are reasonable. Amounts charged subsequent to January 1, 2004 have been eliminated in consolidation. All other transactions prior to January 1, 2004 between the Company and the Rigas Family Entities have been reflected in the Company’s consolidated financial statements based on the actual cost of the related goods or services.

The Company followed the principles outlined in SFAS No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairments of a Loan—Income Recognition and

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Disclosures, to determine impairment of advances to the Rigas Family and Other Rigas Entities prior to the Forfeiture Order and to establish its policies related to both the determination of impairment of advances to the Rigas Co-Borrowing Entities and the recognition of interest due from them for periods prior to January 1, 2004. The Company evaluated impairment of amounts due from the Rigas Family and Rigas Family Entities quarterly and whenever other facts and circumstances indicated the carrying value may have been impaired, on an entity-by-entity basis, which considers the legal structure of each entity to which advances were made. The Company was unable to evaluate impairment based on the present value of expected future cash flows from repayment because the advances generally did not have supporting loan documents, interest rates, repayment terms or history of repayment. The Company considered such advances as collateral-backed loans and measured the expected repayments based on the estimated fair value of the underlying assets of each respective entity at the balance sheet dates. The evaluation was based on an orderly liquidation of the underlying assets and did not apply current changes in circumstances to prior periods. For example, the most significant impairment recognition occurred when the Debtors filed for bankruptcy protection in June 2002 due to the dramatic effect that the filing had on the value of the underlying assets available for repayment of the advances. No increases in underlying asset values were recognized following bankruptcy.

Revenue Recognition

Revenue from video and HSI service is recognized as services are provided. Credit risk is managed by disconnecting services to customers whose accounts are delinquent for a specified number of days. Consistent with SFAS No. 51, installation revenue obtained from the connection of subscribers to the cable system is recognized in the period installation services are provided to the extent of related direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable system. Installation revenue was less than related direct selling costs for all periods presented. The Company classifies fees collected from cable subscribers for reimbursement of fees paid to local franchise authorities as a component of service revenue because the Company is the primary obligor to the local franchise authority. Revenue from advertising sales associated with the Company’s media services business is recognized as the advertising is aired. Certain fees and commissions related to advertising sales are recognized as costs and expenses in the accompanying consolidated financial statements.

Programming Launch Fees and Incentives

From time to time, the Company enters into binding agreements with programming networks whereby the Company is to receive cash, warrants to purchase common stock or other consideration in exchange for launch, channel placement or other considerations with respect to the carriage of programming services on the Company’s cable systems. Amounts received or to be received under such arrangements are recorded as deferred revenue and amortized, generally on a straight-line basis, over the contract term, provided that it is probable that the Company will satisfy the carriage obligations and that the amounts to be received are reasonably estimable. Where it is not probable that the Company will satisfy the carriage obligations, or where the amounts to be received are not estimable, recognition is deferred until the specific carriage obligations are met and the consideration to be received is reasonably estimable. The amounts recognized under these arrangements generally are reflected as reductions of costs and expenses. However, amounts recognized with respect to payments received from shopping and other programming networks for which the Company does not pay license fees and consideration received in connection with interactive services are reflected as revenue. At the time that the Company’s launch, carriage or other obligations are terminated, any remaining deferred revenue associated with such terminated obligations is recognized and included in other income (expense), net in the accompanying consolidated statements of operations.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

Advertising Costs

Advertising costs are expensed as incurred. The Company’s advertising expense was $114,673,000, $96,842,000 and $88,379,000 during 2005, 2004 and 2003, respectively.

Stock-Based Compensation

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB Opinion No. 25”), and related interpretations to account for the Company’s fixed plan stock options. Under this method, compensation expense for stock options or awards that are fixed is required to be recognized over the vesting period only if the current market price of the underlying stock exceeds the exercise price on the date of grant. All outstanding stock options became fully vested in February 2005. SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), established accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, and has adopted the disclosure requirements of SFAS No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123 and by SFAS No. 123-R, Share-Based Payment. The following table illustrates the effects on net loss and loss per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation (amounts in thousands, except per share amounts):

	Year ended December 31,
	2005	2004	2003

Net income (loss), as reported	$34,663	$(1,910,873)	$(832,612)
Compensation expense determined under fair value method, net of $0 taxes for all years	(13)	(167)	(1,077)

Pro forma net income (loss)	$34,650	$(1,911,040)	$(833,689)

Income (loss) per Class A common share:
Basic—as reported	$0.13	$(7.56)	$(3.31)

Diluted—as reported	$0.10	$(7.56)	$(3.31)

Basic—pro forma	$0.13	$(7.56)	$(3.31)

Diluted—pro forma	$0.10	$(7.56)	$(3.31)

Income (loss) per Class B common share:
Basic—as reported	$0.13	$(7.56)	$(3.31)

Diluted—as reported	$0.10	$(7.56)	$(3.31)

Basic—pro forma	$0.13	$(7.56)	$(3.31)

Diluted—pro forma	$0.10	$(7.56)	$(3.31)

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

The grant-date fair values underlying the foregoing calculations are based on the Black-Scholes option-pricing model. Adelphia has not granted stock options since 2001. With respect to stock options granted by Adelphia in 2001, the key assumptions used in the model for purpose of these calculations were as follows:

Risk-free interest rate	4.17%
Volatility	54.8%
Expected life (in years)	3.77
Dividend yield	0%

Income Taxes

The Company accounts for its income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, deferred tax assets are also recorded with respect to net operating loss and other tax attribute carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when realization of the benefit of deferred tax assets is not deemed to be more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (Loss) per Common Share (“EPS”)

The Company uses the two-class method for computing basic and diluted EPS. Basic and diluted EPS for the Class A Common Stock and the Class B Common Stock was computed by allocating the income applicable to common stockholders to Class A common stockholders and Class B common stockholders as if all of the earnings for the period had been distributed. This allocation, and the calculation of the basic and diluted net income (loss) applicable to Class A common stockholders and Class B common stockholders, do not reflect any adjustment for interest on the convertible subordinated notes and do not reflect any declared or accumulated dividends on the convertible preferred stock, as neither has been recognized since the Petition Date. For the year ended December 31, 2005, income applicable to common stockholders for computing basic EPS of $30,860,000 and $3,220,000 has been allocated to the Class A Common Stock and Class B Common Stock, respectively, and income applicable to common stockholders for computing diluted EPS of $30,514,000 and $3,566,000 has been allocated to the Class A Common Stock and Class B Common Stock, respectively. Under the two-class method for computing basic and diluted EPS, losses have not been allocated to each class of common stock, as security holders are not obligated to fund such losses.

Diluted EPS of Class A and Class B Common Stock considers the potential impact of dilutive securities. For the year ended December 31, 2005, 144,992 of potential common shares subject to stock options have been excluded from the diluted EPS calculation as the option exercise price is greater than the average market price of the Class A Common Stock. For the years ended December 31, 2004 and 2003, the inclusion of potential common shares would have had an anti-dilutive effect. Accordingly, potential common shares of 87,072,964 and 87,082,474 have been excluded from the diluted EPS calculations in 2004 and 2003, respectively.

The potential common shares at December 31, 2005, 2004 and 2003 consist of Adelphia’s 5 1/2% Series D Convertible Preferred Stock (“Series D Preferred Stock”), 7 1/2% Series E Mandatory Convertible Preferred Stock (“Series E Preferred Stock”), 7 1/2% Series F Mandatory Convertible Preferred Stock (“Series F Preferred Stock”), 6% subordinated convertible notes, 3.25% subordinated convertible notes and stock options. As a result of the filing of the Debtors’ Chapter 11 Cases, Adelphia, as of the Petition Date, discontinued accruing dividends on all of its outstanding preferred stock and has excluded those dividends from the diluted EPS calculations. The debt

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3:  Summary of Significant Accounting Policies (Continued)

instruments are convertible into shares of Class A and Class B Common Stock. The preferred securities and stock options are convertible into Class A Common Stock. The basic and diluted weighted average shares outstanding used for EPS computations for the periods presented are as follows:

	Year ended December 31,
	2005	2004	2003

Basic weighted average shares of Class A Common Stock	228,692,414	228,692,414	228,692,273
Potential common shares:
Convertible preferred stock	45,924,486	—	—
Convertible subordinated notes	28,683,846	—	—

Diluted weighted average shares of Class A Common Stock	303,300,746	228,692,414	228,692,273

Basic weighted average shares of Class B Common Stock	25,055,365	25,055,365	25,055,365
Potential common shares:
Convertible subordinated notes	12,159,768	—	—

Diluted weighted average shares of Class B Common Stock	37,215,133	25,055,365	25,055,365

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Significant estimates are involved in the determination of: (i) asset impairments; (ii) the recorded provisions for contingent liabilities; (iii) the carrying amounts of liabilities subject to compromise; (iv) estimated useful lives of tangible and intangible assets; (v) internal costs capitalized in connection with construction and installation activities; (vi) the recorded amount of deferred tax assets and liabilities; (vii) the allowances provided for uncollectible amounts with respect to the amounts due from the Rigas Family and Rigas Family Entities and accounts receivable; (viii) the allocation of the purchase price in business combinations; and (ix) the fair value of derivative financial instruments. Actual amounts, particularly with respect to matters impacted by proceedings under Chapter 11, could vary significantly from such estimates.

Note 4:	Recent Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143 (“FIN 47”), which addresses the financial accounting and reporting obligations associated with the conditional retirement of tangible long-lived assets and the associated asset retirement costs. FIN 47 requires that, when the obligation to perform an asset retirement activity is unconditional, and the timing and/or the method of settlement of the obligation is conditional on a future event, companies must recognize a liability for the fair value of the conditional asset retirement if the fair value of the liability can be reasonably estimated. The requirements of FIN 47 are effective for fiscal periods ending after December 15, 2005.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4:  Recent Accounting Pronouncements (Continued)

The Company has certain equipment, the disposal of which may be subject to environmental regulations. The Company’s asset retirement obligations associated with environmental regulations for the disposition of its equipment are not material. The Company also owns certain buildings containing asbestos whereby the Company is legally obligated to remediate the asbestos under certain circumstances, such as if the buildings undergo renovations or are demolished. The Company does not have sufficient information to estimate the fair value of its asset retirement obligation for asbestos remediation because the range of time over which the Company may settle the obligation is unknown and cannot be reasonably estimated.

In June 2005, the EITF reached a consensus on Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). EITF 04-5 provides guidance in assessing when a general partner controls and consolidates its investment in a limited partnership or similar entity. The general partner is assumed to control the limited partnership unless the limited partners have substantive kick-out or participating rights. The provisions of EITF 04-5 were required to be applied beginning June 30, 2005 for partnerships formed or modified subsequent to June 30, 2005, and are effective for general partners in all other limited partnerships beginning January 1, 2006. EITF 04-5 had no impact on the Company’s financial position or results of operation for the year ended December 31, 2005. The Company is currently evaluating the impact of the adoption of EITF 04-5 in 2006.

Note 5:	Variable Interest Entities

FIN 46-R requires variable interest entities, as defined by FIN 46-R, to be consolidated by the primary beneficiary if certain criteria are met. The Company concluded that the Rigas Co-Borrowing Entities are variable interest entities for which the Company is the primary beneficiary, as contemplated by FIN 46-R. Accordingly, effective January 1, 2004, the Company began consolidating the Rigas Co-Borrowing Entities on a prospective basis. The assets and liabilities of the Rigas Co-Borrowing Entities are included in the Company’s consolidated financial statements at the Rigas Family’s historical cost because these entities first became variable interest entities and Adelphia became the primary beneficiary when Adelphia and these entities were under the common control of the Rigas Family. As a result of the adoption of FIN 46-R, the Company recorded a $588,782,000 charge as a cumulative effect of a change in accounting principle as of January 1, 2004. The Company is reporting the operating results of the Rigas Co-Borrowing Entities in the “cable” segment. See Note 15 for further discussion of the Company’s business segments.

The April 2005 agreements entered into by the District Court in the SEC civil enforcement action (the “SEC Civil Action”), including: (i) the Non-Prosecution Agreement; (ii) the Adelphia-Rigas Settlement Agreement (defined in Note 16); (iii) the Government-Rigas Settlement Agreement (also defined in Note 16); and (iv) the final judgment as to Adelphia (collectively, the “Government Settlement Agreements”), provide, among other things, for the forfeiture of certain assets by the Rigas Family and Rigas Family Entities. Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), certain specified real estate and any securities of the Company were forfeited to the United States on or about June 8, 2005 and such assets and securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) in furtherance of the Non-Prosecution Agreement. See Note 16 for additional information.

As of June 8, 2005, the Company was no longer the primary beneficiary of Coudersport and Bucktail. Accordingly, the Company ceased to consolidate Coudersport and Bucktail under FIN 46-R and recorded a net charge of $12,964,000 in the accompanying consolidated statement of operations for the year ended December 31, 2005. Such charge is included as a component of the net benefit from the settlement with the Rigas Family (see Note 6).

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5:  Variable Interest Entities (Continued)

In addition to the Rigas Co-Borrowing Entities, the Rigas Family owned, prior to forfeiture to the United States on June 8, 2005, at least 16 additional entities in which the Company held a variable interest. The Company did not apply the provisions of FIN 46-R to the Other Rigas Entities because the Company did not have sufficient financial information to perform the required evaluations. As a result of the Government Settlement Agreements, as of June 8, 2005, the Company no longer held a variable interest in these entities.

In addition to the Rigas Family Entities, the Company performed an evaluation under FIN 46-R of other entities in which the Company has a financial interest. The Company concluded that no further adjustments to its consolidated financial statements were required as a result of these evaluations and the adoption of FIN 46-R.

The consolidation of the Rigas Co-Borrowing Entities resulted in the following impact to the Company’s consolidated financial statements for the indicated periods (amounts in thousands):

	Year ended December 31,
	2005	2004

Revenue	$203,551	$194,089
Operating income (loss)	$19,870	$(2,043)
Other income, net	$434,144	$1,091
Income (loss) from continuing operations before cumulative effects of accounting changes	$455,387	$(1,037)
Cumulative effects of accounting changes	$—	$(588,782)
Net income (loss) applicable to common stockholders	$455,387	$(589,819)

	December 31,
	2005	2004

Current assets	$3,383	$4,266
Noncurrent assets	$612,065	$642,110
Current liabilities	$15,602	$477,070
Noncurrent liabilities	$5,660	$6,617

Note 6:	Transactions with the Rigas Family and Rigas Family Entities

In addition to the Rigas Co-Borrowing Entities discussed in Note 5, prior to May 2002, the Company had significant involvement, directly or indirectly, with the Rigas Family and Other Rigas Entities. The following table shows the amounts due from the Rigas Family and Other Rigas Entities, net of the allowance for uncollectible amounts, at December 31, 2004 (amounts in thousands):

Amounts due from the Rigas Family and Other Rigas Entities before allowance for uncollectible amounts	$2,630,770
Allowance for uncollectible amounts	(2,602,027)

Amounts due from the Rigas Family and Other Rigas Entities, net	$28,743

For purposes of assessing collectibility, the Company considered the amounts due from the Rigas Family and Other Rigas Entities to be collateral-backed loans and used the estimated values of the underlying debt and equity securities of Adelphia, which were forfeited to the United States on or about June 8, 2005, to determine expected repayments. Amounts due from the Rigas Family and Other Rigas Entities, net was presented as an addition to stockholders’ deficit in the accompanying December 31, 2004 consolidated balance sheet because: (i) approximately half of the advances were used by those entities to acquire Adelphia securities; (ii) these advances occurred

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6:  Transactions with the Rigas Family and Rigas Family Entities (Continued)

frequently; (iii) there were no definitive debt instruments that specified repayment terms or interest rates; and (iv) there was no demonstrated repayment history.

In connection with the Government Settlement Agreements, all amounts owed between Adelphia (including the Rigas Co-Borrowing Entities) and the Rigas Family and Other Rigas Entities will not be collected or paid. As a result, in June 2005, the Company derecognized a $460,256,000 payable by the Rigas Co-Borrowing Entities to the Rigas Family and Other Rigas Entities. This liability, which was recorded by the Company in connection with the January 1, 2004 consolidation of the Rigas Co-Borrowing Entities, had no legal right of set-off against amounts due to the Rigas Co-Borrowing Entities from the Rigas Family and Other Rigas Entities.

Also, in connection with the Government Settlement Agreements, equity ownership of the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), debt and equity securities of the Company, and certain real estate were forfeited by the Rigas Family and the Rigas Family Entities and are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims). In conjunction with the Forfeiture Order, the Company recorded the debt and equity securities and real estate at their fair value of $34,629,000. Additional impairment of $24,600,000 was recognized by the Company following the June 2005 forfeiture due to further decline in the fair value of the securities. Such impairment is included in other income (expense), net in the accompanying consolidated statement of operations for the year ended December 31, 2005. The adjusted fair value of the debt and equity securities and real estate of $10,029,000 has been reflected as a current asset in the accompanying consolidated balance sheet as of December 31, 2005. The Company has concluded that the equity interests it expects to receive in the Rigas Co-Borrowing Entities have nominal value as the liabilities of these entities significantly exceed the fair value of their assets. As discussed in Note 5, the assets and liabilities of the Rigas Co-Borrowing Entities have been included in the Company’s consolidated financial statements since January 1, 2004.

The Government Settlement Agreements also required the Company to pay the Rigas Family an additional $11,500,000 for legal defense costs, which was paid by the Company in June 2005. The Government Settlement Agreements release the Company from further obligation to provide funding for legal defense costs for the Rigas Family.

During 2004 and 2003, various stipulations and orders were approved by the Bankruptcy Court that caused the Managed Cable Entities to pay approximately $28,000,000 of legal defense costs on behalf of certain members of the Rigas Family. During the year ended December 31, 2004 and 2003, $17,000,000 and $11,000,000, respectively, of such defense costs have been included in investigation, re-audit and sale transaction costs in the accompanying consolidated statements of operations.

As of December 31, 2004, the Company had accrued $2,717,000 of severance for John J. Rigas pursuant to the terms of a May 23, 2002 agreement with John J. Rigas, Timothy J. Rigas, James P. Rigas and Michael J. Rigas. The Government Settlement Agreements release the Company from this severance obligation. Accordingly, the Company derecognized the severance accrual and recognized the benefit of $2,717,000 in June 2005.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6:  Transactions with the Rigas Family and Rigas Family Entities (Continued)

The Company recognized a net benefit from the settlement with the Rigas Family in June 2005 and has included such benefit in other income (expense), net in the consolidated statement of operations for the year ended December 31, 2005, as follows (amounts in thousands):

Derecognition of amounts due to the Rigas Family and Other Rigas Entities from the Rigas Co-Borrowing Entities	$460,256
Derecognition of amounts due from the Rigas Family and Other Rigas Entities, net*	(15,405)
Estimated fair value of debt and equity securities and real estate to be conveyed to the Company	34,629
Deconsolidation of Coudersport and Bucktail, net (Note 5)	(12,964)
Legal defense costs for the Rigas Family	(11,500)
Derecognition of severance accrual for John J. Rigas	2,717

Settlement with the Rigas Family, net	$457,733

*	Represents the December 31, 2004 amounts due from the Rigas Family and Other Rigas Entities of $28,743,000, less a provision for uncollectible amounts of $13,338,000 recognized by the Company for the period from January 1, 2005 through June 8, 2005 (date of the Forfeiture Order) due to a decline in the fair value of the underlying securities.

Impact of Transactions with the Rigas Family and Rigas Family Entities on Consolidated Statements of Operations

Transactions occurring on or after January 1, 2004 between the Company and the Rigas Co-Borrowing Entities are eliminated in consolidation. The effects of various transactions between the Company and the Rigas Family and Rigas Family Entities on certain line items included in the accompanying consolidated statement of operations for the year ended December 31, 2003 are summarized below (amounts in thousands):

Selling, general and administrative expenses:
Management fees and other costs charged by the Company to the Managed Cable Entities(a)	$(22,217)
Management fees and other costs charged by the Rigas Family and Other Rigas Entities to the Company(b)	975

Total included in selling, general and administrative expenses	$(21,242)

(a)	Management Fees and Other Costs Charged by the Company to the Managed Cable Entities. The Company provided management and administrative services, under written and unwritten enforceable agreements, to the Managed Cable Entities. The management fees actually paid by the Managed Cable Entities were generally limited by the terms of the applicable Co-Borrowing Facility. The amounts charged to the Managed Cable Entities pursuant to these arrangements were included in management fees and other charges to the Managed Cable Entities in the foregoing table and have been reflected as a reduction of selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2003. Effective January 1, 2004, these fees and cost allocations have been eliminated upon consolidation of the Rigas Co-Borrowing Entities.

(b)	Management Fees and Other Costs Charged by the Rigas Family and Other Rigas Entities to the Company. Certain Other Rigas Entities provided management services to the Company in exchange for consideration that may or may not have been equal to the fair value of such services during the year ended December 31, 2003.

Charges for services arose from Adelphia’s 99.5% limited partnership interest in Praxis Capital Ventures, L.P. (“Praxis”), a consolidated subsidiary of Adelphia. Praxis was primarily engaged in making private equity investments in the telecommunications market. The Rigas Family owns membership interests in both the Praxis general partner and the company that manages Praxis. The Praxis management company charged a management fee to Adelphia at an annual rate equal to 2% of the capital committed by Adelphia. Adelphia recorded an expense for management fees of $975,000 for the year ended December 31, 2003. During 2004 and 2003, the Company recorded reserves of $800,000 and $300,000, respectively, against the remaining carrying value of the Praxis investments.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6:  Transactions with the Rigas Family and Rigas Family Entities (Continued)

By order dated October 20, 2003, the Debtors rejected the Praxis partnership agreement under applicable bankruptcy law. Rejection may give rise to pre-bankruptcy unsecured damage claims that are included in liabilities subject to compromise at the amounts expected to be allowed. As of December 31, 2005 and 2004, the Company had accrued $1,300,000 in management fees due under the Praxis partnership agreement as a liability subject to compromise for the periods prior to rejection of the partnership agreement.

Other Transactions with the Rigas Family and Rigas Family Entities

Rigas Co-Borrowing Entities.  The Company performs all of the cash management functions for the Rigas Co-Borrowing Entities. As such, positive cash flows of the Rigas Co-Borrowing Entities are generally deposited into the Company’s cash accounts. Negative cash flows, which include the payment of interest on co-borrowing debt for the Rigas Co-Borrowing Entities, are generally deducted from the Company’s cash accounts. In addition, the personnel of the Rigas Co-Borrowing Entities are employees of the Company, and all of the cash operating expenses and capital expenditures of the Rigas Co-Borrowing Entities are paid by the Company on behalf of the Rigas Co-Borrowing Entities. Charges to the Rigas Co-Borrowing Entities for such expenditures are determined by reference to the terms of the applicable third party invoices or vendor agreements. Although this activity affects the amounts due from the Rigas Co-Borrowing Entities, prior to the consolidation of the Rigas Co-Borrowing Entities, the Company did not include any of these charges as related party transactions to be separately reported in its consolidated statements of operations. Effective January 1, 2004, such amounts are included in the Company’s consolidated statements of operations. The most significant of these expenditures incurred by the Company on behalf of the Rigas Co-Borrowing Entities during 2003 include third party programming charges, employee related charges and third party billing service charges which are shown in the following table (amounts in thousands):

Programming charges from third party vendors	$48,228
Employee related charges	20,543
Billing charges from third party vendors	3,009

$71,780

Century/ML Cable.  In connection with the December 13, 2001 settlement of a dispute, Adelphia, Century, Century/ML Cable, ML Media and Highland, entered into a Leveraged Recapitalization Agreement (the “Recap Agreement”) pursuant to which Century/ML Cable agreed to redeem ML Media’s 50% interest in Century/ML Cable (the “Redemption”) on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000, depending on the timing of the Redemption, plus interest. Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century’s 50% interest in Century/ML Cable was pledged to ML Media as collateral for Adelphia’s obligations. On or about December 18, 2001, Adelphia placed $10,000,000 on deposit on behalf of Highland as earnest funds for the transaction. During June of 2002, ML Media withdrew the $10,000,000 from escrow following the Bankruptcy Court’s approval of the release of these funds to ML Media. Simultaneously with the execution of the Recap Agreement, ML Media, Adelphia and certain of its subsidiaries entered into a stipulation of settlement, pursuant to which certain litigation between them was stayed pending the Redemption. By order dated September 17, 2003, Adelphia and Century rejected the Recap Agreement under applicable bankruptcy law. Adelphia has not accrued any liability for damage claims related to the rejection of the Recap Agreement. Adelphia and Century/ML Cable have challenged the Recap Agreement and the Redemption as unenforceable on fraudulent transfer and other grounds, and Adelphia, Century, Highland, Century/ML and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. In this regard, ML Media filed an amended complaint against Adelphia on July 3, 2002 in the Bankruptcy Court. On April 15,

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6:  Transactions with the Rigas Family and Rigas Family Entities (Continued)

2004, the Bankruptcy Court dismissed all counts of Adelphia’s challenge of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duties in connection with its execution. The court also allowed Century/ML Cable’s action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

On June 3, 2005, Century entered into an interest acquisition agreement with ML Media, Century/ML Cable, Century-ML Cable Corporation (a subsidiary of Century/ML Cable) and San Juan Cable (the “IAA”) pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed its plan of reorganization (the “Century/ML Plan”) and its related disclosure statement (the “Century/ML Disclosure Statement”) with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the sale of Century/ML Cable to San Juan Cable was consummated (the “Century/ML Sale”) and the Century/ML Plan became effective. Neither the Century/ML Cable Sale nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. For additional information concerning this litigation, see Note 16. For additional information concerning the Century/ML Sale, see Note 8.

Note 7:	TelCove

Global Settlement Agreement

Telcove, Inc. (“Telcove”) owned, operated and managed entities that provided competitive local exchange carrier (“CLEC”) telecommunications services. On January 11, 2002, the Company completed a transaction whereby all of the shares of common stock of Telcove owned by Adelphia were distributed in the form of a dividend to holders of Class A Common Stock and Class B Common Stock. On February 21, 2004, the Debtors and TelCove executed a global settlement agreement (the “Global Settlement”) that resolved, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including approximately $60,000,000 in cash plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove’s businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the “Annex Agreements”) that provided, among other things, for: (i) a five-year business commitment to TelCove for telecommunication services by the Company; (ii) future use by TelCove of certain fiber capacity in assets owned by the Company; and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party had or may have had against the other party. Finally, the Global Settlement provided for the transfer by the Company to TelCove of certain CLEC systems (“CLEC Market Assets”) together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

On April 7, 2004, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC Market Assets to TelCove pursuant to the terms of the Global Settlement and entered into a management agreement which provided for the management of the CLEC Market Assets from April 7, 2004 through the date of transfer to TelCove.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7:  TelCove (Continued)

On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC Market Assets were transferred to TelCove.

Discontinued CLEC Operations

As a result of the Global Settlement discussed above, the Company transferred the CLEC Market Assets together with the various licenses, franchises and permits related to the operation and ownership of such assets to TelCove. The Company has presented the CLEC Market Assets, including the cost of the Global Settlement, as discontinued operations in the accompanying consolidated financial statements. The following table presents the summarized results of operations of the CLEC Market Assets included in discontinued operations for the indicated periods (amounts in thousands):

	Year ended December 31,
	2004	2003

Revenue	$9,057	$37,026
Costs and expenses:
Direct operating and programming	7,074	33,431
Selling, general and administrative	828	2,354
Depreciation and amortization	1,271	10,465
Other	455	826

Total costs and expenses	9,628	47,076
Provision for cost of Global Settlement	—	97,902

Loss from discontinued operations	$(571)	$(107,952)

Note 8:	Investments in Equity Affiliates and Related Receivables

The Company has various investments accounted for under the equity method. The following table includes the Company’s percentage ownership interest and the carrying value of its investments and related receivables as of the indicated dates (dollars in thousands):

	Percentage
	ownership as of
	December 31,		December 31,
	2005	2004	2005	2004

Century/ML Cable	0%	50%	$—	$243,896
Other	various	various	6,937	8,341

Investments in equity affiliates and related receivables			$6,937	$252,237

The Company’s share of losses of its equity affiliates, including excess basis amortization and write-downs to reflect other-than-temporary declines in value, was $588,000, $7,926,000 and $2,826,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Century/ML Cable

Century/ML Cable owned and operated cable systems located in Puerto Rico. Century/ML Cable was a joint venture between ML Media and Century. As both Century and ML Media had substantial participatory rights in the management of Century/ML Cable, the Company used the equity method to account for its investment in Century/

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8:  Investments in Equity Affiliates and Related Receivables (Continued)

ML Cable until September 30, 2002, when Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code. This bankruptcy proceeding is administered separately from that of the Debtors. Following the Chapter 11 filing, the Company suspended the use of the equity method and began to carry its investment in Century/ML Cable at cost. The Company evaluated its investment in Century/ML Cable for an other-than-temporary decline in fair value below the cost basis in accordance with its policy and concluded that the estimated fair value exceeded its cost basis.

On June 3, 2005, Century entered into the IAA, pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed the Century/ML Plan and the related Century/ML Disclosure Statement with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the Century/ML Sale was consummated and the Century/ML Plan became effective.

The preliminary purchase price paid by San Juan Cable in connection with the Century/ML Sale was approximately $519,000,000 plus a working capital adjustment of $82,735,000. The purchase price is subject to certain adjustments, including a review of the working capital adjustment, the Operating Cash Flow (as defined in the IAA) for the twelve months prior to the Century/ML Sale and the number of basic subscribers. In connection with the Century/ML Sale, $25,000,000 of the purchase price was deposited into an indemnity escrow account to indemnify San Juan Cable against any misrepresentation or breach of warranty, covenant or agreement by Century/ML Cable and $13,500,000 of the purchase price was deferred and is subject to offset to the extent of any additional tax liabilities owed by Century/ML Cable for periods prior to the Century/ML Sale. In addition, $35,626,000 of the purchase price was deposited into an account jointly held in the name of Century and ML Media to fund the obligations of Century/ML Cable that were not assumed by San Juan Cable (the “Century/ML Cable Account”). Century and ML Media have each received proceeds of $263,770,000 from the Century/ML Sale that were placed in escrow for the benefit of each party pending the resolution of the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. Subsequent to the closing of the Century/ML Sale, Century and ML Media each received $5,000,000 of proceeds from the Century/ML Cable Account which were placed in their respective escrow accounts. ML Media may elect to receive a distribution of up to $70,000,000 from the proceeds of the Century/ML Sale. In the event that ML Media elects to receive a distribution, Century is entitled to receive a distribution of the same amount from its escrow. As of December 31, 2005, ML Media and Century had each received a distribution of $10,000,000 from their respective escrow accounts. The Company recognized a gain of $47,234,000 on the Century/ML Sale. Such gain is included in other income (expense), net in the accompanying consolidated statement of operations for the year ended December 31, 2005.

On January 14, 2006, Century and ML Media submitted an adjustment certificate to San Juan Cable seeking additional proceeds of $4,321,000. On February 13, 2006, Century and ML Media received a notice from San Juan Cable rejecting the adjustment certificate and requesting additional proceeds of $50,000,000 from Century and ML Media. The parties are in discussions regarding the various proposed adjustments. The Company does not believe that the resolution of this matter will have a material impact to the Company’s financial condition or results of operations.

The Company provided management, programming and record keeping services to Century/ML Cable through October 31, 2005. In connection with the December 2001 execution of the Recap Agreement among Century/ML Cable, ML Media and one of the Rigas Family Entities, the parties agreed to increase the management fees from 5% to 10% of Century/ML Cable’s revenue plus reimbursable expenses. In June 2003, the management fees charged to Century/ML Cable were reduced to 5% of Century/ML Cable’s revenue plus reimbursable expenses

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8:  Investments in Equity Affiliates and Related Receivables (Continued)

in connection with the Debtors’ rejection of the Recap Agreement. The Company has provided reserves against any management fees charged in excess of 5%. After deducting reserves, the net Century/ML Cable management fees included as a reduction of selling, general and administrative expenses in the Company’s accompanying statements of operations were $3,687,000, $4,200,000 and $4,053,000 during 2005, 2004 and 2003, respectively. At December 31, 2004, the Company had a $23,442,000 receivable from Century/ML Cable for management fees, programming costs and other amounts paid on behalf of Century/ML Cable which was included with the Company’s investment in Century/ML Cable in the foregoing table.

As further described in Note 16, ML Media and Adelphia are engaged in litigation regarding the Recap Agreement and other matters. Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media.

Note 9:	Impairment of Long-Lived Assets

A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Property and equipment(a)	$—	$—	$17,000
Intangible assets—Franchise rights(b)	23,063	83,349	641

Impairment of long-lived assets	$23,063	$83,349	$17,641

(a)  Property and Equipment

In light of the declining values associated with cable systems in Brazil, as evidenced by the sale of other Brazilian cable entities during 2003, the Company performed an evaluation of its Brazilian cable operations during 2003. As a result of this evaluation, the Company recorded an impairment charge to write-down the assets of this operation to their estimated fair market value.

(b)  Intangible Assets—Franchise Rights

Pursuant to SFAS No. 142, the Company, as a result of its annual impairment test, recorded additional impairments of $23,063,000, $83,349,000 and $641,000 in 2005, 2004 and 2003, respectively, related to franchise rights. These impairments were primarily driven by subscriber losses. No events occurred during 2005, 2004 or 2003 that would require additional impairment tests to be performed.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10:	Debt

The carrying value of the Company’s debt is summarized below for the indicated periods (amounts in thousands):

	December 31,
	2005	2004

Parent and subsidiary debt:
Secured:
Second Extended DIP Facility(a)	$851,352	$627,176
Capital lease obligations	17,546	39,657
Unsecured other subsidiary debt	286	912

Parent and subsidiary debt	$869,184	$667,745

Liabilities subject to compromise:
Parent debt—unsecured:(b)
Senior notes	$4,767,565	$4,767,565
Convertible subordinated notes(c)	1,992,022	1,992,022
Senior debentures	129,247	129,247
Pay-in-kind notes	31,847	31,847

Total parent debt	6,920,681	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313	2,240,313
Unsecured:
Senior notes	1,105,538	1,105,538
Senior discount notes	342,830	342,830
Zero coupon senior discount notes	755,031	755,031
Senior subordinated notes	208,976	208,976
Other subsidiary debt	121,424	121,523

Total subsidiary debt	4,774,112	4,774,211

Deferred financing fees(d)	(134,208)	(134,208)

Parent and subsidiary debt before Co-Borrowing Facilities (Note 2)	$11,560,585	$11,560,684

Co-Borrowing Facilities(e) (Note 2)	$4,576,375	$4,576,375

DUE TO THE COMMENCEMENT OF THE CHAPTER 11 PROCEEDINGS AND THE COMPANY’S FAILURE TO COMPLY WITH CERTAIN FINANCIAL COVENANTS, THE COMPANY IS IN DEFAULT ON SUBSTANTIALLY ALL OF ITS PRE-PETITION DEBT OBLIGATIONS. EXCEPT AS OTHERWISE MAY BE DETERMINED BY THE BANKRUPTCY COURT, THE AUTOMATIC STAY PROTECTION AFFORDED BY THE CHAPTER 11 PROCEEDINGS PREVENTS ANY ACTION FROM BEING TAKEN AGAINST ANY OF THE DEBTORS WITH REGARD TO ANY OF THE DEFAULTS UNDER THE PRE-PETITION DEBT OBLIGATIONS. WITH THE EXCEPTION OF THE COMPANY’S CAPITAL LEASE OBLIGATIONS AND A PORTION OF OTHER SUBSIDIARY DEBT, ALL OF THE PRE-PETITION OBLIGATIONS ARE CLASSIFIED AS LIABILITIES SUBJECT TO COMPROMISE IN THE ACCOMPANYING CONSOLIDATED BALANCE SHEETS. FOR ADDITIONAL INFORMATION, SEE NOTE 2.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10:  Debt (Continued)

(a)  Second Extended Dip Facility

In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (the “Loan Parties”) entered into the $1,500,000,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000,000 First Extended DIP Facility, which superseded and replaced, in its entirety, the DIP Facility. On February 25, 2005, the Loan Parties entered into the $1,300,000,000 Second Extended DIP Facility, which superseded and replaced in its entirety the First Extended DIP Facility. The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005.

The Second Extended DIP Facility was to mature upon the earlier of March 31, 2006 or the occurrence of certain other events, as described in the Second Extended DIP Facility. The Second Extended DIP Facility consisted of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from the borrowings under the Second Extended DIP Facility were permitted to be used for general corporate purposes and investments, as defined in the Second Extended DIP Facility. The Second Extended DIP Facility was secured with a first priority lien on all of the Loan Parties’ unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Second Extended DIP Facility was 1.25% per annum (1.50% under the First Extended DIP Facility) in the case of Alternate Base Rate loans and 2.25% per annum (2.50% under the First Extended DIP Facility) in the case of Adjusted London interbank offered rate (“LIBOR”) loans. In addition, under the Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan was 0.50% per annum (a range of 0.50% to 0.75%, depending upon the unused balance of the Tranche A Loan under the First Extended DIP Facility).

In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness outstanding under the First Extended DIP Facility, including accrued and unpaid interest and certain fees and expenses. In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

The terms of the Second Extended DIP Facility contained certain restrictive covenants, which included limitations on the ability of the Loan Parties to: (i) incur additional guarantees, liens and indebtedness; (ii) sell or otherwise dispose of certain assets; and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Second Extended DIP Facility. The Second Extended DIP Facility also required compliance with certain financial covenants with respect to operating results and capital expenditures.

From time to time, the Loan Parties and the DIP lenders entered into certain amendments to the terms of the Second Extended DIP Facility. In addition, from time to time, the Company received waivers to prevent or cure certain defaults under the Second Extended DIP Facility. These waivers and amendments were effective through the maturity date of the Second Extended DIP Facility.

On March 9, 2005 and December 30, 2005, certain Loan Parties cash collateralized certain letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales. On May 27, 2005 and July 6, 2005, certain Loan Parties made mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment of the entire Second Extended DIP Facility was reduced to $1,271,220,000, with the total commitment of the Tranche A Loan being reduced to $771,888,000. As of December 31, 2005, $352,020,000 under the Tranche A Loan has been drawn and letters of credit totaling $81,605,000 have been issued under the Tranche A Loan, leaving

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10:  Debt (Continued)

availability of $338,263,000 under the Tranche A Loan. Furthermore, as of December 31, 2005, the entire $499,332,000 under the Tranche B Loan has been drawn.

Third Extended DIP Facility

On March 17, 2006, the Loan Parties entered into the $1,300,000,000 Third Extended DIP Facility, which supersedes and replaces in its entirety the Second Extended DIP Facility. The Third Extended DIP Facility was approved by the Bankruptcy Court on March 16, 2006, and closed on March 17, 2006. Except as set forth below, the material terms and conditions of the Third Extended DIP Facility are substantially identical to the material terms and conditions of the Second Extended DIP Facility, including the covenants and collateral securing the Third Extended DIP Facility.

The Third Extended DIP Facility generally matures upon the earlier of August 7, 2006 or the occurrence of certain other events, as described in the Third Extended DIP Facility. The Third Extended DIP Facility is comprised of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from borrowings under the Third Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Third Extended DIP Facility. The Third Extended DIP Facility is secured with a first priority lien on all of the Loan Parties’ unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Third Extended DIP Facility was reduced (when compared to the Second Extended DIP Facility) to 1.00% per annum in the case of Alternate Base Rate loans and 2.00% per annum in the case of Adjusted LIBOR rate loans, and the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum (which is the same fee that was charged under the Second Extended DIP Facility).

In connection with the closing of the Third Extended DIP Facility, on March 17, 2006, the Loan Parties borrowed an aggregate of $916,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness, including accrued and unpaid interest and certain fees and expenses, outstanding under the Second Extended DIP Facility. In addition, all of the participations in the letters of credit outstanding under the Second Extended DIP Facility were transferred to certain lenders under the Third Extended DIP Facility.

(b)  Parent Debt

All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c)  Convertible Subordinated Notes

The convertible subordinated notes include: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000. Prior to the Forfeiture Order, the Other Rigas Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Other Rigas Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in any securities of the Company were forfeited to the United States on or about June 8, 2005, and such securities are

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10:  Debt (Continued)

expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) in furtherance of the Non-Prosecution Agreement. The Company will recognize the benefits of such conveyance when it occurs. For additional information, see Note 16.

(d)  Deferred Financing Fees

Pursuant to the requirements of SOP 90-7, deferred financing fees related to pre-petition debt have been included in liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt and are no longer being amortized. Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date.

(e)  Co-Borrowing Facilities

The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at December 31, 2005 and December 31, 2004 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheets. Collection of amounts outstanding under the Co-Borrowing Facilities from the Rigas Co-Borrowing Entities has not been stayed and actions may be taken to collect such borrowings from the Rigas Co-Borrowing Entities.

The table below sets forth amounts outstanding for the Co-Borrowing Facilities at December 31, 2005 and December 31, 2004 (amounts in thousands):

Co-Borrowing
Facilities

Attributable to Rigas Co-Borrowing Entities	$2,846,156
Attributable to non-Rigas Co-Borrowing Entities	1,730,219

Total included as debt of the Company	$4,576,375

Other Debt Matters

The fair value, as determined using third party quoted market prices or rates available for debt with similar terms and maturities, and weighted average interest rate of the Company’s debt, including the Company’s pre-petition debt, is summarized below as of the indicated periods (dollars in thousands):

	2005	2004	2003

Fair value	$12,965,446	$15,585,467	$14,611,503

Weighted average interest rate	8.33%	7.49%	7.02%

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10:  Debt (Continued)

The table below sets forth the contractual principal maturities, without consideration for default provisions, of the Company’s debt. Such maturities exclude net discounts of $311,326,000 and deferred financing fees of $134,208,000 (amounts in thousands):

2006 and prior years	$7,714,191
2007	$2,131,712
2008	$1,617,550
2009	$2,598,925
2010	$2,314,300
2011 and thereafter	$1,075,000

The foregoing maturities and interest rates include significant pre-petition obligations, which as discussed below, are stayed and any action taken with regard to defaults under the pre-petition debt obligations is prevented. Therefore, these commitments do not reflect actual cash outlays in future periods.

Interest Rate Derivative Agreements

At the Petition Date, all of the Company’s derivative financial instruments had been settled or have since been settled except for one fixed rate swap, one variable rate swap and one interest rate collar. As the settlement of the remaining derivative financial instruments will be determined by the Bankruptcy Court, the $3,486,000 fair value of the liability associated with the derivative financial instruments at the Petition Date has been classified as a liability subject to compromise in the accompanying consolidated balance sheets.

Note 11:	Redeemable Preferred Stock

13% Cumulative Exchangeable Preferred Stock

On July 7, 1997, Adelphia issued 1,500,000 shares of Series A 13% Cumulative Exchangeable Preferred Stock due July 15, 2009 (“Series A Preferred Stock”). The Series A Preferred Stock, which was exchanged in November 1997 for Series B 13% Cumulative Exchangeable Preferred Stock due July 15, 2009 (“Series B Preferred Stock”), had an aggregate liquidation preference of $150,000,000 on the date of issuance and was recorded net of issuance costs of $2,025,000. Upon exchange, the shares of Series A Preferred Stock were returned to their original status of authorized but unissued preferred stock. Dividends are payable semi-annually at 13% of the liquidation preference of the outstanding Series B Preferred Stock. Dividends are payable in cash with any accumulated unpaid dividends bearing interest at 13% per annum. The Series B Preferred Stock ranks junior in right of payment to all indebtedness of Adelphia. Adelphia has the right to redeem, at its option, all or a portion of the Series B Preferred Stock at redemption prices that begin at 106.5% of the liquidation preference thereof on July 15, 2002 and decline to 100% of the liquidation preference thereof on July 15, 2008. Adelphia is required to redeem all of the shares of the Series B Preferred Stock outstanding on July 15, 2009 at a redemption price equal to 100% of the liquidation preference thereof. Any redemption of the Series B Preferred Stock would require the payment, without duplication, of all accumulated and unpaid dividends and interest to the date of redemption. The Series B Preferred Stock provides for voting rights in certain circumstances and contains restrictions and limitations on: (i) dividends and certain other payments and investments; (ii) indebtedness; (iii) mergers and consolidations; and (iv) transactions with affiliates.

Adelphia may, at its option, on any dividend payment date, exchange in whole or in part (subject to certain restrictions), the then outstanding shares of Series B Preferred Stock for 13% Senior Subordinated Exchange Debentures due July 15, 2009 which have provisions consistent with the provisions of the preferred stock. As a result of the filing of the Debtor’s Chapter 11 Cases, the Company, as of the Petition Date, discontinued accruing dividends on all of its preferred stock issuances. For additional information, see Note 2. The Series B Preferred

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11:  Redeemable Preferred Stock (Continued)

Stock and the related accrued dividends are classified as a liability subject to compromise in the accompanying consolidated balance sheets.

Note 12:	Stockholders’ Deficit

Common Stock

The Certificate of Incorporation of Adelphia authorizes two classes of $0.01 par value common stock, Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except as described below with respect to the election of one director by the holders of Class A Common Stock, and as otherwise provided by law. In the annual election of directors, the holders of Class A Common Stock voting as a separate class are entitled to elect one of Adelphia’s directors. In addition, each share of Class B Common Stock is convertible into a share of Class A Common Stock at the option of the holder. In the event a cash dividend is paid, the holders of Class A Common Stock will be paid 105% of the amount payable per share for each share of Class B Common Stock. Upon liquidation, dissolution or winding up of Adelphia, the holders of Class A Common Stock are entitled to a preference of $1.00 per share and the amount of all unpaid declared dividends thereon from any funds available after satisfying the liquidation preferences of preferred securities, debt instruments and other senior claims on Adelphia’s assets. After such amount is paid, holders of Class B Common Stock are entitled to receive $1.00 per share and the amount of all unpaid declared dividends thereon. Any remaining amount would then be shared ratably by both classes. As of December 31, 2005, there were 74,635,728 shares of Class A Common Stock and 12,159,768 shares of Class B Common Stock reserved for issuance pursuant to conversion rights of certain of the Company’s debt and preferred stock instruments and exercise privileges under outstanding stock options. In addition, one share of Class A Common Stock is reserved for each share of Class B Common Stock.

Outstanding shares of common stock are as follows for the indicated periods:

	Class A	Class B
	Common Stock	Common Stock

Outstanding shares, January 1, 2003	228,692,239	25,055,365
Issuances	175	—

Outstanding shares, December 31, 2003	228,692,414	25,055,365

Outstanding shares, December 31, 2004	228,692,414	25,055,365

Outstanding shares, December 31, 2005	228,692,414	25,055,365

Preferred Stock

General.  Adelphia was authorized to issue 50,000,000 shares of $0.01 par value preferred stock at December 31, 2005, including: (i) 1,500,000 shares of Series A Preferred Stock, all of which were exchanged for Series B Preferred Stock in 1997; (ii) 1,500,000 shares of Series B Preferred Stock, all of which were issued and outstanding at December 31, 2005; (iii) 20,000 shares of 8 1/8% Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”), none of which were outstanding at December 31, 2005; (iv) 2,875,000 shares of Series D Preferred Stock, all of which were issued and outstanding at December 31, 2005; (v) 15,800,000 shares of Series E Preferred Stock, 13,800,000 of which were issued and outstanding at December 31, 2005; and (vi) 23,000,000 shares of Series F Preferred Stock, all of which were issued and outstanding at December 31, 2005.

With respect to dividend distributions and distributions upon liquidation: (i) all series of Adelphia’s preferred stock rank junior to debt instruments and other claims on Adelphia’s assets; (ii) the Series B Preferred Stock ranks

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12:  Stockholders’ Deficit (Continued)

senior to the Series D Preferred Stock; (iii) the Series D Preferred Stock ranks senior to the Series E Preferred Stock and Series F Preferred Stock; (iv) the Series E Preferred Stock ranks equally with the Series F Preferred Stock; and (v) all series of preferred stock rank senior to the Class A Common Stock and Class B Common Stock. Although the certificate of designation relating to the Series D Preferred Stock indicates that the Series D Preferred Stock ranks equally with the Series B Preferred Stock, the Company has not been able to locate the consent that would have been required to have been obtained from the holders of the Series B Preferred Stock for this to be the case.

As a result of the filing of the Debtors’ Chapter 11 Cases, Adelphia, as of the Petition Date, discontinued accruing dividends on all of its outstanding preferred stock. Had the Debtors not filed voluntary petitions under Chapter 11, the total annual dividends that Adelphia would have accrued on all series of its preferred stock during each of 2005, 2004 and 2003 would have been $120,125,000.

The certificates of designation relating to the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock provide for voting rights in certain limited circumstances.

The terms of the Series B Preferred Stock are discussed in Note 11, and the terms of the Series D, Series E and Series F Preferred Stock are discussed below.

Series D Preferred Stock.  The Series D Preferred Stock accrues dividends at a rate of 5 1/2% per annum, has an aggregate liquidation preference of $575,000,000 and is convertible at any time into 7,059,546 shares of Class A Common Stock. The conversion ratio is subject to adjustment in certain circumstances.

Series E Preferred Stock.  The Series E Preferred Stock accrues dividends at a rate of 7 1/2% per annum, has an aggregate liquidation preference of $345,000,000, subject to adjustment, and is convertible at any time into shares of the Company’s Class A Common Stock at $25.37 per share or 13,598,700 shares. All outstanding shares of Series E Preferred Stock were scheduled to be converted into shares of Class A Common Stock on November 15, 2004, at the then applicable conversion ratio. The conversion ratio is based upon the prior 20-day average market price of the Company’s Class A Common Stock, subject to a minimum of 13,598,700 shares and a maximum of 16,046,500 shares at average market prices above $25.37 per share or below $21.50 per share, respectively. Adelphia has entered into several stipulations postponing, to the extent applicable, the conversion date of both the Series E Preferred Stock and the Series F Preferred Stock. As a result of the continuing impact of the June 2002 bankruptcy filing on the Company’s common stock price, the Company expects that the Series E Preferred Stock would convert into the maximum number of Class A Common Stock shares into which the Series E Preferred Stock may be converted, to the extent such conversion was not stayed by the commencement of the Chapter 11 Cases. Accordingly, the Company recognized a beneficial conversion feature of $2,553,500 based upon the expected $21.50 per share conversion price on its Series E Preferred Stock. Such deemed dividend has been allocated from the preferred stock carrying value to additional paid-in capital and has been accreted, on the interest method, through February 1, 2005. The accretion of the beneficial conversion feature was $77,000, $1,059,000, $960,000 in 2005, 2004 and 2003, respectively, and has been recorded as part of net loss applicable to common stockholders in the accompanying consolidated statements of operations.

Series F Preferred Stock.  On January 22, 2002, and in a related transaction on February 7, 2002, Adelphia issued 23,000,000 shares of Series F Preferred Stock with a liquidation preference of $575,000,000, subject to adjustment. The Series F Preferred Stock accrues dividends at a rate of 7 1/2% per annum and is convertible at any time into shares of the Company’s Class A Common Stock at $29.99 per share or 19,172,800 shares. All outstanding shares of Series F Preferred Stock were scheduled to be converted into shares of Class A Common Stock on February 1, 2005, at the then applicable conversion ratio. The conversion ratio is based upon the prior 20-day average market price of the Company’s Class A Common Stock, subject to a minimum of 19,172,800 shares and a maximum of 22,818,300 shares at average market prices above $29.99 per share or below $25.20 per share, respectively. Adelphia has entered into several stipulations postponing, to the extent applicable, the conversion date

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12:  Stockholders’ Deficit (Continued)

of both the Series E Preferred Stock and the Series F Preferred Stock. As a result of the continuing impact of the June 2002 bankruptcy filing on the Company’s common stock price, the Company expects that the Series F Preferred Stock would convert into the maximum number of Class A Common Stock shares into which the Series F Preferred Stock is convertible. Accordingly, the Company recognized a beneficial conversion feature of $16,866,000 based upon the expected $25.20 per share conversion price on its Series F Preferred Stock. Such deemed dividend has been allocated from the preferred stock carrying value to additional paid-in capital and is being accreted, on the interest method, through February 1, 2005. The accretion of the beneficial conversion feature was $506,000, $6,948,000 and $6,357,000 in 2005, 2004 and 2003, respectively, and has been recorded as part of net loss applicable to common stockholders in the accompanying consolidated statements of operations.

Note 13:	Stock Compensation and Employee Benefit Plans

1998 Adelphia Long-Term Incentive Compensation Plan

During October 1998, Adelphia adopted its 1998 Long-Term Incentive Compensation Plan (the “1998 Plan”). The 1998 Plan, which was approved by the Adelphia stockholders, provides for the granting of: (i) options which qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code; (ii) options which do not so qualify; (iii) share awards (with or without restriction on vesting); (iv) stock appreciation rights; and (v) stock equivalent awards or phantom units. The number of shares of Class A Common Stock authorized for issuance under the 1998 Plan is 7,500,000. Options, awards and units may be granted under the 1998 Plan to directors, officers, employees and consultants of the Company. The 1998 Plan provides that incentive stock options must be granted with an exercise price of not less than the fair market value of the underlying Class A Common Stock on the date of grant. Options outstanding under the 1998 Plan may be exercised by paying the exercise price per share through various alternative settlement methods. Certain options granted under the 1998 Plan vested immediately and others vest over periods of up to four years. Generally, options were granted with a purchase price equal to the fair value of the shares to be purchased as of the date of grant and the options had a maximum term of ten years. Since 2001, no awards have been granted pursuant to the 1998 Plan and the Company does not intend to grant any new awards pursuant to the 1998 Plan.

The following table summarizes the Company’s stock option activity:

	2005		2004		2003
	Options	WAEP*	Options	WAEP*	Options	WAEP*

Options outstanding, beginning of year	304,646	$42.90	314,374	$42.83	696,663	$48.28
Exercised	—	—	—	—	—	—
Cancelled	(277,250)	43.30	(9,728)	40.51	(382,289)	52.77

Options outstanding, end of year	27,396	$38.89	304,646	$42.90	314,374	$42.83

Exercisable at end of year	27,396	$38.89	292,646	$42.85	278,587	$42.65

*	WAEP represents weighted average exercise price.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13:  Stock Compensation and Employee Benefit Plans (Continued)

The following table summarizes information about the Company’s outstanding stock options at December 31, 2005:

	Options outstanding and exercisable
		Weighted average
		remaining
	Number	contractual	WAEP*
Exercise price per share	of shares	life (years)	per share

$ 8.68	4,146	3.5	$8.68
44.25	23,250	5.1	44.25

	27,396	4.8	$38.89

*	WAEP represents weighted average exercise price.

401(k) Employee Savings Plan

The Company sponsors a tax-qualified retirement plan governed by Section 401(k) of the Internal Revenue Code, which provides that eligible full-time employees may contribute up to 25% of their pre-tax compensation subject to certain limitations. For 2003, the Company made matching contributions not exceeding the lesser of $750 or 1.5% of each participant’s pre-tax compensation. Effective January 1, 2004, the Company’s matching contribution was increased to 100% of the first 3% and 50% of the next 2% of each participant’s pre-tax compensation. The Company recognized expense of $13,940,000, $13,941,000 and $4,294,000 during 2005, 2004 and 2003, respectively related to these contributions.

Short-Term Incentive Plan

The Company maintains a short-term incentive plan (the “STIP”), which is a calendar-year program that provides for the payment of annual bonuses to certain employees of the Company based upon the satisfaction of qualitative and quantitative metrics, as approved by the Compensation Committee of the Board. In general, in addition to certain general/area managers, full-time employees with a title of director and above, including certain of the Company’s named executive officers, are eligible to participate in the STIP. For 2005, 2004 and 2003, approximately 320, 350 and 300 employees, respectively, participated in the STIP. Target awards under the STIP are based on a percentage of each participant’s base pay. Subject to the execution of a general release, in the event that an employee’s employment with the Company is terminated by the Company for any reason other than for cause (as determined by the plan administrator), such employee will be entitled to a pro rata portion paid at target of his or her STIP award for the year in which the termination occurs. The Company recognized expense of $12,291,000, $9,614,000 and $7,353,000 during 2005, 2004 and 2003, respectively, related to the STIP.

Performance Retention Plan

The Company maintains the amended and restated Performance Retention Plan (the “PRP”), which serves to replace equity-based long-term incentive plans previously maintained by the Company and to encourage key employees to remain with the Company by providing annual cash incentive awards based on the Company’s performance during a particular year. Adelphia’s CEO and COO do not participate in the PRP. Target awards range from 25% to 200% of a participant’s base salary, and the amount of each award is dependent on the Company’s achievement of certain financial targets. Initial awards vest in 36 monthly installments starting at the end of each month one year following the month in which the participant begins participation in the PRP. Subsequent awards vest in 36 monthly installments starting as of January 31 of the year immediately following the plan year in which the award was granted. The PRP provides that, in the event of a Change in Control (as defined in the PRP), all

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13:  Stock Compensation and Employee Benefit Plans (Continued)

awards (both vested and unvested) will be paid in cash on the date of such consummation of the Change in Control. Following a change in control, the unvested portion of all awards will be paid based on either the value established for each annual grant based on performance or 100% achievement of any unvalued grants. The Company recognized expense of $9,752,000, $6,499,000 and $2,323,000 during 2005, 2004 and 2003, respectively, related to the PRP.

Key Employee Retention Programs

On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the “Stay Plan”) and the Adelphia Communications Corporation Sale Bonus Program (as amended, the “Sale Plan”). On April 20, 2005, the Bankruptcy Court entered an order authorizing the Debtors to implement and adopt the Adelphia Communications Corporation Executive Vice President Continuity Program (the “EVP Stay Plan” and, together with the Stay Plan and the Sale Plan, the “Continuity Program”), and authorized the Executive Vice Presidents’ participation in the Sale Plan (the “EVP KERP Order”). The Continuity Program is designed to motivate certain employees (including our named executive officers, other than the CEO and COO) to remain with the Company.

With respect to the Continuity Program, in the event that a Change in Control (as defined in the EVP Stay Plan, the Stay Plan and the Sale Plan) occurs and all of the bonuses under the Continuity Program are paid, the total cost of the Continuity Program could be approximately $33,700,000 (including approximately $1,400,000 payable under the EVP Stay Plan, $9,400,000 paid under the Stay Plan during 2005, $19,900,000 payable under the Sale Plan (including $1,850,000 payable to certain Executive Vice Presidents under the Sale Plan pursuant to the EVP KERP Order) and a $3,000,000 pool from which the CEO of Adelphia may grant additional stay or sale bonuses, of which $761,000 was paid as stay bonuses during 2005).

EVP Stay Plan.  Subject to the terms of the EVP Stay Plan, certain employees of the Company with the title of Executive Vice President are participants in the EVP Stay Plan and are eligible to receive a cash payment in the form of a bonus if, subject to certain limited exceptions, the participants continue their active employment with the Company from the date such participants are notified in writing that they have been selected for coverage under the EVP Stay Plan until immediately prior to the date on which a Change in Control (as defined in the EVP Stay Plan) occurs. The CEO establishes the amount of each participant’s stay bonus, subject to the approval of the Compensation Committee of the Board. During the year ended December 31, 2005, the Company recognized expense of $1,026,000 related to the EVP Stay Plan.

Stay Plan.  Subject to the terms of the Stay Plan, certain employees of the Company (other than employees who participate in the EVP Stay Plan) received cash payments in 2005 in the form of bonuses for their continued active employment with the Company. The CEO establishes the amount of each participant’s stay bonus, subject to the approval of the Compensation Committee of the Board. The Company recognized expense of $6,891,000 and $3,302,000 during 2005 and 2004, respectively, related to the Stay Plan and additional stay bonuses.

Sale Plan.  Under the terms of the Sale Plan, certain employees of the Company may be eligible to receive cash payments in the form of a bonus if, subject to certain limited exceptions, the participants continue their active employment with the Company or its successors until, and following, a Change in Control (as defined in the Sale Plan). Generally, 50% of the bonus amount will be paid to eligible participants within 10 business days of the effective date of the Change in Control and the remaining 50% of the bonus amount will be paid to eligible participants upon a date that is within 10 business days of the six-month anniversary of such effective date. The CEO of Adelphia has selected the participants and has established the amount of each participant’s sale bonus, and the Compensation Committee has approved such amounts. During the year ended December 31, 2005, the Company recognized expense of $16,003,000 related to the Sale Plan and additional sale bonuses.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13:  Stock Compensation and Employee Benefit Plans (Continued)

Amended and Restated Severance Program

Certain employees of the Company are currently afforded severance benefits either pursuant to Adelphia’s existing severance plan, the Amended and Restated Adelphia Communications Corporation Severance Plan (the “Severance Plan”), or pursuant to an existing employment agreement with the Company (each an “Existing Employment Agreement”). Except for certain limited exceptions, all full-time employees of Adelphia and certain affiliates that do not have Existing Employment Agreements are covered by the Severance Plan, which provides for severance pay in the event of certain involuntary employment terminations without “Cause” (as defined in the Severance Plan). The severance benefits pursuant to the Severance Plan and the Existing Employment Agreements could cost the Company a maximum of $9,973,000, consisting of severance benefits, healthcare continuation and relocation reimbursement expenses), if each Director-level employee, vice president (“VP”) and senior vice president (“SVP”) were to be involuntarily separated from the Company and all eligible VPs and SVPs qualified for the maximum amount of relocation reimbursement. Adelphia’s CEO, COO and EVPs are not eligible to participate in the Severance Plan. During the year ended December 31, 2005, the Company recognized expense of $5,043,000 related to the Severance Plan.

Note 14:	Income Taxes

The Company files a consolidated federal income tax return with all of its 80%-or-more-owned subsidiaries. Consolidated subsidiaries in which the Company owns less than 80% each file a separate income tax return. The components of income tax (expense) benefit are as follows (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Current:
Federal	$1,346	$—	$—
State	6,316	8,796	8,468
Deferred:
Federal	(93,843)	(5,146)	(110,889)
State	(13,613)	(764)	(15,549)

Income tax (expense) benefit	$(99,794)	$2,886	$(117,970)

The income tax expense of certain of the Rigas Co-Borrowing Entities which are subject to income tax has been included above. All other Rigas Co-Borrowing Entities are flow-through entities for tax purposes and the items of income and expense are included in the taxable income of unrelated parties. Also, no deferred tax assets or liabilities are recorded for these entities.

Income tax (expense) benefit is attributed to the following (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Income (loss) from continuing operations before cumulative effects of accounting changes	$(100,349)	$2,843	$(117,378)
Other comprehensive income (loss)	555	43	(592)

Income tax (expense) benefit	$(99,794)	$2,886	$(117,970)

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14:  Income Taxes (Continued)

Significant components of the Company’s net deferred tax liability are as follows (amounts in thousands):

	December 31,
	2005	2004

Deferred tax liabilities:
Property and equipment	$(251,117)	$(433,035)
Intangible assets other than goodwill	(834,858)	(702,013)
Interest expense not accrued due to bankruptcy filing	(1,085,043)	(705,322)
Investments	—	(39,962)

	(2,171,018)	(1,880,332)

Deferred tax assets:
Net operating loss (“NOL”) carryforwards	4,458,634	4,187,286
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	896,917	891,174
Reorganization expenses due to bankruptcy	103,439	62,289
Deferred programming launch incentives	29,363	42,341
Goodwill with tax basis	321,007	356,562
Capital loss carryforward	—	54,660
Government settlement	245,747	247,361
Investments	19,139	—
Other	14,123	28,846

	6,088,369	5,870,519
Valuation allowance	(4,747,892)	(4,715,603)

	1,340,477	1,154,916

Net deferred tax liability	$(830,541)	$(725,416)

Current portion of net deferred tax liability	2,994	4,065
Noncurrent portion of net deferred tax liability	(833,535)	(729,481)

Net deferred tax liability	$(830,541)	$(725,416)

The net change in the valuation allowance for deferred tax assets is as follows (amounts in thousands):

	December 31,
	2005	2004	2003

Change in valuation allowance included in income tax expense	$(33,334)	$(438,602)	$(291,168)
Rigas Co-Borrowing Entities	1,045	(1,247)	—

Total change in valuation allowance	$(32,289)	$(439,849)	$(291,168)

Due to a lack of earnings history, current bankruptcy situation, and impairment charges recognized with respect to franchise costs and goodwill, the Company cannot rely on forecasts of future earnings as a means to realize its deferred tax assets. The Company has determined that it is more likely than not that it will not realize

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14:  Income Taxes (Continued)

certain deferred tax assets and, accordingly, has recorded valuation allowances associated with these deferred tax assets.

During 2004, the Company re-evaluated the impact on its valuation allowance due to the timing of its reversing temporary differences, including its policy of netting the effect of reversing temporary differences associated with customer relationship intangible assets with intangible assets that have indefinite lives. As a result of this evaluation, the Company changed the expectations for scheduling the expected reversal of its deferred tax liabilities associated with these intangible assets and included in its income tax benefit for 2004 a $166,000,000 reduction in the valuation allowances on deferred tax assets related to current expectations for the reversal of its deferred tax liabilities.

SFAS No. 109, Accounting for Income Taxes, requires that any valuation allowance established for an acquired entity’s deductible temporary differences at the date of acquisition that is subsequently recognized, first reduces goodwill and other noncurrent assets related to the acquisition and then reduces income tax expense. At December 31, 2005, the amount of the valuation allowance for which any tax benefits recognized in future periods will be allocated to reduce goodwill or other intangible assets of an acquired entity is $623,812,000.

The difference between the expected income tax (expense) benefit at the U.S. statutory federal income tax rate of 35% and the actual income tax (expense) benefit is as follows (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Expected income tax (expense) benefit at the statutory federal income tax rate	$(49,362)	$670,475	$246,948
Change in valuation allowance—federal	(96,411)	(371,196)	(287,998)
Change in valuation allowance—state	63,077	(67,406)	(3,170)
State tax (expense) benefit, net of federal (expense) benefit	(72,656)	72,394	(6,798)
Income attributable to Rigas Co-Borrowing Entities	158,792	572	—
Minority’s interest and share of losses of equity affiliates	(15,017)	(14,186)	(8,338)
Cumulative effect of accounting change due to new accounting pronouncement	—	(206,074)	—
Expiration of NOL	(83,333)	(79,942)	(61,678)
Foreign losses with no tax benefit	(4,787)	(2,089)	(2,003)
Other	(97)	338	5,067

Income tax (expense) benefit	$(99,794)	$2,886	$(117,970)

As of December 31, 2005, the Company had NOL carryforwards of approximately $11,600,000,000 and $7,905,000,000 for federal and state income tax purposes, respectively, expiring from 2006 to 2025. Consolidated subsidiaries in which the Company owns less than an 80% interest had NOL carryforwards of $89,000,000 for federal and state income tax purposes expiring from 2006 to 2024. These amounts are based on the income tax returns filed for 2004 and certain adjustments to be reflected in amended returns that are expected to be filed for the 2004 tax year and prior periods, plus 2005 tax losses. The Company expects to file amended federal and state income tax returns for 1999 through 2004. Such returns are subject to examination by federal and state taxing authorities, generally, for a period of three years after the NOL carryforward is utilized.

In the event the Debtors emerge from bankruptcy: (i) NOL carryforwards are expected to be reduced or completely eliminated by debt cancellation income that might result under the bankruptcy proceedings; (ii) other tax attributes, including the Company’s tax basis in its property and equipment, could be reduced; and (iii) a

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14:  Income Taxes (Continued)

statutory ownership change, as defined in Section 382 of the Internal Revenue Code, would occur upon issuance of new common stock to claimholders pursuant to any approved plan of reorganization. This ownership change may limit the annual usage of any remaining tax attributes that were generated prior to the change of ownership. The amount of the limitation will be determinable at the time of the ownership change.

The Company believes that adequate provision has been made for tax positions that may be challenged by taxing authorities. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax matter, the Company believes that the reserves reflect the probable outcome of known tax contingencies. Unfavorable settlement of any particular issue would require the use of cash. Favorable resolution could result in reduced income tax expense reported in the consolidated financial statements in the future. The tax reserves are presented in the balance sheet within other noncurrent liabilities. Certain tax reserve items may be settled through the bankruptcy process which could result in reduced income tax expense reported in the consolidated financial statements in the future.

The Company’s income tax (expense) benefit for the years ended December 31, 2005, 2004 and 2003 has been calculated assuming the Company will continue as a going concern and does not reflect the impact the Sale Transaction may have on the Company’s ability to utilize its NOL carryforwards or other tax attributes. If the Sale Transaction is consummated, a significant portion of the deferred tax assets will be realized and a significant portion of the valuation allowance will be released.

Note 15:	Segments

The Company’s only reportable operating segment is its “cable” segment. The cable segment includes the Company’s cable system operations (including consolidated subsidiaries, equity method investments and variable interest entities) that provide the distribution of analog and digital video programming and HSI services to customers for a monthly fee through a network of fiber optic and coaxial cables. This segment also includes the Company’s media services (advertising sales) business. Upon the adoption of FIN 46-R on January 1, 2004, the reportable cable segment also includes the operations of the Rigas Co-Borrowing Entities. See Note 5 for additional information. The reportable cable segment includes five operating regions that have been combined as one reportable segment, because all of such regions have similar economic characteristics. The Company identifies reportable segments as those consolidated segments that represent 10% or more of the combined revenue, net earnings or loss, or total assets of all of the Company’s operating segments as of and for the period ended on the most recent balance sheet date presented. Operating segments that do not meet this threshold are aggregated for segment reporting purposes within the “corporate and other” column.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15:  Segments (Continued)

Selected financial information concerning the Company’s current operating segments is presented below for the indicated periods (amounts in thousands):

		Corporate
	Cable	and other	Eliminations	Total

Operating and Capital Expenditure Data:
Year ended December 31, 2005:
Revenue	$4,353,068	$11,502	$—	$4,364,570
Operating income (loss)	347,119	(64,290)	—	282,829
Capital expenditures	(705,338)	(29,200)	—	(734,538)
Year ended December 31, 2004:
Revenue	$4,103,339	$40,049	$—	$4,143,388
Operating loss	(117,073)	(47,931)	—	(165,004)
Capital expenditures	(764,315)	(56,598)	—	(820,913)
Year ended December 31, 2003:
Revenue	$3,524,021	$44,996	$—	$3,569,017
Operating loss	(120,788)	(27,701)	—	(148,489)
Capital expenditures	(721,588)	(1,933)	—	(723,521)
Balance Sheet Information:
Total assets As of December 31, 2005	$12,562,225	$3,309,331	$(2,997,546)	$12,874,010
As of December 31, 2004	12,584,147	4,889,623	(4,375,582)	13,098,188

The Company did not derive more than 10% of its revenue from any one customer during 2005, 2004 or 2003. The Company’s long-lived assets related to its foreign operations were $6,517,000 and $6,394,000, as of December 31, 2005 and 2004, respectively. The Company’s revenue related to its foreign operations was $18,781,000, $13,412,000 and $10,159,000 during 2005, 2004 and 2003, respectively. The Company’s assets and revenue related to its foreign operations were not significant to the Company’s financial position or results of operations, respectively, during any of the periods presented.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Commitments and Contingencies

Commitments

Future minimum lease payments under noncancelable capital and operating leases as of December 31, 2005, are set forth below (amounts in thousands):

	Minimum Lease Commitments
Year ending December 31,	Capital	Operating

2006	$16,608	$20,118
2007	1,385	16,191
2008	—	13,532
2009	—	10,887
2010	—	7,885
Thereafter	—	30,493

Total minimum lease payments	$17,993	$99,106

Less:
Amount representing interest	(447)

Total	$17,546
Less current portion	$(17,546)

Noncurrent portion	$—

Subject to the approval of the Bankruptcy Court, the Company may reject pre-petition executory contracts and unexpired leases. As such, the Company expects that its liabilities pertaining to leases, and the related amounts, may change significantly in the future. In addition, it is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

The Company rents office and studio space, tower sites, and space on utility poles under leases with terms which are generally one to five years. Rental expense for the indicated periods is set forth below (amounts in thousands):

Year ended December 31,

2005	$60,016
2004	$64,135
2003	$61,160

The Company’s cable systems are typically constructed and operated under the authority of nonexclusive permits or “franchises” granted by local and/or state governmental authorities. Franchises contain varying provisions relating to the construction and/or operation of cable systems, including, in certain cases, the imposition of requirements to rebuild or upgrade cable systems or to extend the cable network to new residential developments. The Company’s franchises also typically provide for periodic payments of fees of not more than 5% of gross revenue in the applicable franchise area to the governmental authority granting the franchise. Additionally, many franchises require payments to the franchising authority to fund the construction or improvement of facilities that are used to provide public, education and governmental (“PEG”) access channels. The Company’s minimum commitments under franchise agreements, including the estimated cost of fulfilling rebuild, upgrade and network extension commitments, and the fixed minimum amounts payable to franchise authorities for PEG access channels,

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

are set forth in the following table. The amounts set forth in the table below do not include the variable franchise fee and PEG commitments that are described in the paragraph following this table (amounts in thousands):

Year ending December 31,

2006	$35,686
2007	$14,682
2008	$1,427
2009	$7,528
2010	$3,601
Thereafter	$6,717

As described above, the Company is also obligated to make variable payments to franchise authorities for franchise fees and PEG access channels that are dependent on the amount of revenue generated or the number of subscribers served within the applicable franchise area. Such variable payments aggregated $134,383,000, $130,073,000 and $114,725,000 during 2005, 2004 and 2003, respectively.

The Company pays programming and license fees under multi-year agreements with expiration dates ranging through 2015. The amounts paid under these agreements are typically based on per customer fees, which may escalate over the term of the agreements. In certain cases, such per customer fees are subject to volume or channel line-up discounts and other adjustments. The Company incurred total programming expenses of $1,166,156,000, $1,149,168,000 and $1,056,820,000 during 2005, 2004 and 2003, respectively.

Contingencies

Reorganization Expenses Due to Bankruptcy and Professional Fees

The Company is currently aware of certain success fees that potentially could be paid upon the Company’s emergence from bankruptcy to third party financial advisers retained by the Company and Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $6,500,000 and $19,950,000 in the aggregate. In addition, pursuant to their employment agreements, the CEO and the COO of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors’ emergence from bankruptcy. Under the employment agreements, the value of such equity awards will be determined based on the average trading price of the post-emergence common stock of Adelphia during the 15 trading days immediately preceding the 90th day following the date of emergence. Pursuant to the employment agreements, these equity awards, which will be subject to vesting and trading restrictions, may be increased up to a maximum aggregate value of $25,500,000 at the discretion of the Board. As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements.

Letters of Credit

The Company has issued standby letters of credit for the benefit of franchise authorities and other parties, most of which have been issued to an intermediary surety bonding company. All such letters of credit will expire no later than October 7, 2006. At December 31, 2005, the aggregate principal amount of letters of credit issued by the Company was $82,495,000, of which $81,605,000 was issued under the Second Extended DIP Facility and $890,000 was collateralized by cash. Letters of credit issued under the DIP facilities reduce the amount that may be borrowed under the DIP facilities.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

Litigation Matters

General.  The Company follows SFAS No. 5, Accounting for Contingencies, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available indicates that it is probable that an asset had been impaired or a liability had been incurred and the amount of the loss can be reasonably estimated. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is reasonably possible that a loss may be incurred.

SEC Civil Action and DoJ Investigation.  On July 24, 2002, the SEC Civil Action was filed against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors (none of whom remain with the Company).

On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC told the Company’s advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. On July 14, 2004, the Creditors’ Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC’s claims based on the SEC Civil Action.

On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the “Restitution Fund”); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the “Excluded Parties”), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC). On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record, (in a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The Company’s contribution to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash. In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company’s contribution to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against third parties who injured the Company. If, however, the Sale Transaction (or another sale) is not consummated and instead the Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia. Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of: (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization. The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement. The $425,000,000 charge is reflected in other income (expense), net in the accompanying consolidated statement of operations for the year ended December 31, 2004.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company’s cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Rigas Co-Borrowing Entities forfeited by the Rigas Family and Rigas Family Entities, certain specified real estate forfeited by the Rigas Family and Rigas Family Entities and any securities of the Company that were directly or indirectly owned by the Rigas Family and Rigas Family Entities prior to forfeiture. The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers (unaudited) as of the date of the Forfeiture Order). A condition precedent to the Company’s obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company’s receipt of title to the Rigas Co-Borrowing Entities, certain specified real estate and any securities described above forfeited by the Rigas Family and Rigas Family Entities, free and clear of all liens, claims, encumbrances, or adverse interests. The forfeited Rigas Co-Borrowing Entities anticipated to be transferred to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) represent the overwhelming majority of the Rigas Co-Borrowing Entities’ subscribers and value.

Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC’s claims against the Company. Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC’s claims.

Pursuant to letter agreements with TW NY and Comcast, the U.S. Attorney has agreed, notwithstanding any failure by the Company to comply with the Non-Prosecution Agreement, that it will not criminally prosecute any of the joint venture entities or their subsidiaries purchased from the Company by TW NY or Comcast pursuant to the Purchase Agreements. Under such letter agreements, each of TW NY and Comcast have agreed that following the closing of the Sale Transaction they will cooperate with the relevant governmental authorities’ requests for information about the Company’s operations, finances and corporate governance between 1997 and confirmation of the Plan. The sole and exclusive remedy against TW NY or Comcast for breach of any obligation in the letter agreements is a civil action for breach of contract seeking specific performance of such obligations. In addition, TW NY and Comcast entered into letter agreements with the SEC agreeing that upon and after the closing of the Sale Transaction, TW NY, Comcast and their respective affiliates (including the joint venture entities transferred pursuant to the Purchase Agreements) will not be subject to, or have any obligation under, the final judgment consented to by the Company in the SEC Civil Action.

The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court. Adelphia’s consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court. Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court approving these settlements. The District Court affirmed the Bankruptcy Court’s approval of the Non-Prosecution Agreement, Adelphia’s consent to the final judgment in the SEC Civil Action and the Adelphia-Rigas Settlement Agreement. On March 24, 2006, various parties appealed the District Court’s order affirming the Bankruptcy Court’s approval to the United States Court of Appeals for the Second Circuit (the “Second Circuit”). The order of the District Court approving Adelphia’s consent to the final judgment in the SEC Civil Action has not been appealed. The appeals of the District Court’s approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the Second Circuit.

Adelphia’s Lawsuit Against the Rigas Family.  On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown,

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the “Rigas Civil Action”). This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations (“RICO”) Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion , waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the “Amended Complaint”). The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family’s improper conduct and attorneys’ fees.

On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the “Adelphia-Rigas Settlement Agreement”), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 (“Interim Management Services”); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family’s (other than the Excluded Parties’) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable; and (v) within ten business days of the date on which the consent order of forfeiture is entered, dismiss the Rigas Civil Action, except for claims against the Excluded Parties. The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail); (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court. Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement. The appeals of the Bankruptcy Court’s approval remain pending.

In June 2005, the Company paid and expensed the aforementioned $11,500,000 in legal defense costs (see Note 6). The Adelphia-Rigas Settlement Agreement releases the Company from further obligation to provide funding for legal defense costs for the Rigas Family.

Rigas Criminal Action.  In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the “Rigas Criminal Action”). On November 14, 2002, one of the Rigas Family’s alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family’s alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8,

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2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively. John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals. On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (in a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the “Government-Rigas Settlement Agreement”), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Rigas Co-Borrowing Entities with the exception of Coudersport and Bucktail; (ii) certain specified real estate; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company’s publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), certain specified real estate and any securities of the Company were forfeited to the United States. Such assets and securities are expected to be transferred to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) in furtherance of the Non-Prosecution Agreement. On August 19, 2005, the Company filed a petition with the District Court seeking an order transferring title to these assets and securities to the Company. Since that time, petitions have been filed by three lending banks, each asserting an interest in the Rigas Co-Borrowing Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal. In addition, petitions have been filed by two local franchising authorities with respect to two of the Rigas Co-Borrowing Entities, by two mechanic’s lienholders with respect to two of the forfeited real properties and by a school district with respect to one of the forfeited real properties. Finally, the Company’s petition asserted claims to the forfeited properties on behalf of two subsidiaries, Century/ML Cable and Super Cable ALK International, A.A. (Venezuela), that are no longer owned by the Company. The government has requested that its next status report to the District Court regarding the forfeiture proceedings be submitted on April 21, 2006. See Note 6 for additional information.

The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or

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the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation.  Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company’s liabilities and exaggerating the Company’s financial results in violation of securities laws.

In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company’s shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company’s former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company’s liabilities and earnings in the Company’s public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a) (2) of the Securities Act of 1933. Certain of the state court actions allege various state law claims.

On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the “MDL Proceedings”).

On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. Beginning in the spring of 2005, the court in the MDL Proceedings granted in part various motions to dismiss relating to many of the actions, while granting leave to replead some claims. The parties continue to brief pleading motions, and no answer to the consolidated class action complaint, or the other actions, has been filed. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions.  After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and

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omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys’ fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation.  Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

No pleadings have been filed in the adversary proceeding since September 2003.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation.  Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable’s management, the buy/sell rights of ML Media and various other matters.

In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications, Inc. (“Arahova”) in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable’s assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable’s assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century’s ability to make capital expenditures without ML Media’s approval. Adelphia and Century were held in contempt of that order in early 2001.

In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland, entered into the Recap Agreement, pursuant to which Century/ML Cable agreed to redeem ML Media’s 50% interest in Century/ML Cable on or before September 30, 2002 for a purchase price between

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Note 16:	Contingencies (Continued)

$275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest. Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century’s 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company’s obligations.

On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable was operating its business as a debtor-in-possession.

By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a pre-petition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to “rejection damages,” which may include the revival of ML Media’s claims under the state court actions described above.

Adelphia, Century, Highland, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia’s challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance to proceed.

ML Media has alleged that it is entitled to elect recovery of either $279,800,000, plus costs and interest in exchange for its interest in Century/ML Cable, or up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable, plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media’s claims, and the Plan contemplates that ML Media will receive no distribution until such dispute is resolved.

On June 3, 2005, Century entered into the IAA, pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed the Century/ML Plan and the Century/ML Disclosure Statement with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third-party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the Century/ML Sale was consummated and the Century/ML Plan became effective. Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. Pursuant to the IAA and the Century/ML Plan, Adelphia was granted control over Century/ML Cable’s counterclaims in the litigation. Adelphia has since withdrawn Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance. On November 23, 2005, Adelphia and Century filed their first amended answer, affirmative defenses and counterclaims. On January 13, 2006, ML Media replied to Adelphia’s and Century’s amended counterclaims and moved for summary judgment against Adelphia and Century on both Adelphia’s and Century’s remaining counterclaims and the issue of Adelphia’s and Century’s liability. Adelphia and Century filed their response to ML Media’s summary judgment motion, as well as cross-motions for summary judgment, on March 13, 2006.

On March 9, 2006, Highland filed a motion to withdraw the reference, which, if granted, would transfer the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media from the Bankruptcy Court to the District Court.

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Note 16:	Contingencies (Continued)

On March 16, 2006, the Bankruptcy Court stayed all discovery for 30 days (except for certain expert depositions). Adelphia and Century have the right to seek to renew the stay.

The Bankruptcy Court has tentatively scheduled trial to begin on June 26, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation.  On December 29, 2003, the Ad Hoc Committee of holders of Adelphia’s 6% and 3.25% convertible subordinated notes (collectively, the “Subordinated Notes”), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the “X Clause Plaintiffs”), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs’ complaint sought a judgment declaring that the subordination provisions in the indentures for the Subordinated Notes were not applicable to an Adelphia plan of reorganization in which constituents receive common stock of Adelphia and that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock of Adelphia given to holders of senior notes of Adelphia.

The basis for the X Clause Plaintiffs’ claim is a provision in the applicable indentures, commonly known as the “X Clause,” which provides that any distributions under a plan of reorganization comprised solely of “Permitted Junior Securities” are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of “Permitted Junior Securities” set forth in the indentures, and therefore be exempt from subordination.

On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan of reorganization. In addition, the Creditors’ Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs’ complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors’ Committee’s motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy Court’s dismissal of the action was without prejudice to the X Clause Plaintiffs’ right to bring the action at a later date, if appropriate.

Subsequent to entering into the Sale Transaction, the X Clause Plaintiffs asserted that the subordination provisions in the indentures for the Subordinated Notes also are not applicable to an Adelphia plan of reorganization in which constituents receive TWC Class A Common Stock and that the Subordinated Notes would therefore be entitled to share pari passu in the distribution of any such TWC Class A Common Stock given to holders of senior notes of Adelphia. The indenture trustee for the Adelphia senior notes (the “Senior Notes Trustee”), together with certain other constituents, disputed this position.

On December 6, 2005, the X Clause Plaintiffs and the Debtors jointly filed a motion seeking that the Bankruptcy Court establish a pre-confirmation process for interested parties to litigate the X Clause dispute (the “X Clause Litigation Motion”). By order dated January 11, 2006, the Bankruptcy Court found that the X Clause dispute was ripe for adjudication and directed interested parties to litigate the dispute prior to plan confirmation (the “X Clause Pre-Confirmation Litigation”). A hearing on the X Clause Pre-Confirmation Litigation was held on March 9 and 10, 2006. The matter is now under review by the Bankruptcy Court.

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The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Verizon Franchise Transfer Litigation.  On March 20, 2002, the Company commenced an action (the “California Cablevision Action”) in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks, California (the “City”) from denying permits on the grounds that the Company failed to seek the City’s prior approval of an asset purchase agreement (the “Asset Purchase Agreement”), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast (“Verizon Media Ventures”). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the “Verizon Cable Assets”) located in the City for use in the operation of the Company’s cable business in the City.

On March 25, 2002, the City and Ventura County (the “County”) commenced an action (the “Thousand Oaks Action”) against the Company and Verizon Media Ventures in California State Court alleging that Verizon Media Ventures’ entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures’ cable franchises and that the Company’s participation in the transaction amounted to actionable tortious interference with those franchises. The City and the County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

On April 12, 2002, the district court conducted a hearing on the City’s and County’s application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order. On May 14, 2002, the district court issued a preliminary injunction and entered findings of fact and conclusions of law in support thereof (the “May 14, 2002 Order”). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company’s and Verizon Media Ventures’ system assets serving subscribers in the City and the County; (ii) required the Company to return “ownership” of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to “manage” the assets as Verizon Media Ventures’ agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the City and/or the County access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current “state of the Verizon Media Ventures and the Company systems” in the City and the County. The Company appealed the May 14, 2002 Order and, on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company’s integration of the Verizon Cable Assets and remanded the actions back to the district court for further proceedings.

In September 2003, the City began refusing to grant the Company’s construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company’s existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City’s cable ordinance.

Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company’s construction permit requests. On November 3,

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2003, the district court granted the Company’s motion for a preliminary injunction, finding that the Company had demonstrated “a strong likelihood of success on the merits.” Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company’s renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the City’s request, the court set certain procedural dates, including a trial date of July 12, 2005, which has effectively re-opened the case to active litigation. Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order. On July 11, 2005, the district court referred the matter to a United States magistrate judge for settlement discussions. A settlement conference was held on October 20, 2005, before the magistrate judge. On February 21, 2006, the Bankruptcy Court approved a settlement between the Company and the City that resolves the pending litigation and all past franchise non-compliance issues. Pursuant to the settlement, the parties filed a stipulation that dismissed with prejudice the Thousand Oaks Action as it pertained to the City. On March 27, 2006, the Bankruptcy Court approved a settlement between the Company and the County that resolves the pending litigation and all past franchise non-compliance issues. Pursuant to the settlement, the parties will file a stipulation that dismisses, with prejudice, the Thousand Oaks Action as it pertains to the County.

Dibbern Adversary Proceeding.  On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia’s assets, and punitive damages, together with costs and attorneys’ fees.

On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. The Bankruptcy Court granted Adelphia’s motion to dismiss and dismissed the adversary proceeding on May 3, 2005. In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court’s May 3, 2005 order. Mr. Dibbern appealed the May 3, 2005 order dismissing adversary proceedings to the District Court. In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern’s claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern’s breach of contract, fraud and unjust enrichment claims. These three claims will proceed in the Bankruptcy Court. Adelphia filed its answer on October 14, 2005 and discovery commenced. On March 15, 2006, the Debtors moved the Bankruptcy Court for an order staying discovery in several adversary proceedings, including the Dibbern adversary proceeding. On March 16, 2006, the Bankruptcy Court granted the order staying discovery in the Dibbern adversary proceeding.

On January 17, 2006, the Debtors filed their tenth omnibus claims objection to certain claims, including claims filed by Dibbern totaling more than $7.9 billion (including duplicative claims). Through the objections, the Debtors sought to disallow and expunge each of the Dibbern claims. On February 23, 2006, Dibbern responded to the Debtors’ objections and requested that the Bankruptcy Court require the Debtors to establish additional reserves for Dibbern’s claims or to reclassify the claims as claims against the operating companies.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

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Note 16:	Contingencies (Continued)

Tele-Media Examiner Motion.  By motion filed in the Bankruptcy Court on August 5, 2004, Tele-Media Corporation of Delaware (“TMCD”) and certain of its affiliates sought the appointment of an examiner for the following Debtors: Tele-Media Company of Tri-States, L.P., CMA Cablevision Associates VII, L.P., CMA Cablevision Associates XI, L.P., TMC Holdings Corporation, Adelphia Company of Western Connecticut, TMC Holdings, LLC, Tele-Media Investment Limited Partnership, L. P., Eastern Virginia Cablevision, L.P., Tele-Media Company of Hopewell Prince George, and Eastern Virginia Cablevision Holdings, LLC (collectively, the “JV Entities”). Among other things, TMCD alleged that management and the Board breached their fiduciary obligations to the creditors and equity holders of those entities. Consequently, TMCD sought the appointment of an examiner to investigate and make recommendations to the Bankruptcy Court regarding various issues related to such entities.

On April 14, 2005, the Debtors filed a motion with the Bankruptcy Court seeking approval of a global settlement agreement (the “Tele-Media Settlement Agreement”) by and among the Debtors and TMCD and certain of its affiliates (the “Tele-Media Parties”), which, among other things: (i) transfers the Tele-Media Parties’ ownership interests in the JV Entities to the Debtors, leaving the Debtors 100% ownership of the JV Entities; (ii) requires the Debtors to make a settlement payment to the Tele-Media Parties of $21,650,000; (iii) resolves the above-mentioned examiner motion; (iv) settles two pending avoidance actions brought by the Debtors against certain of the Tele-Media Parties; (v) reconciles 691 separate proofs of claim filed by the Tele-Media Parties, thereby allowing claims worth approximately $5,500,000 and disallowing approximately $1.9 billion of claims; (vi) requires the Tele-Media Parties to make a $912,500 payment to the Debtors related to workers’ compensation policies; and (vii) effectuates mutual releases between the Debtors and the Tele-Media Parties. The Tele-Media Settlement Agreement was approved by an order of the Bankruptcy Court dated May 11, 2005 and closed on May 26, 2005.

Creditors’ Committee Lawsuit Against Pre-Petition Banks.  Pursuant to the Bankruptcy Court order approving the DIP Facility (the “Final DIP Order”), the Company made certain acknowledgments (the “Acknowledgments”) with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors’ right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors’ Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors’ Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company’s ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors’ Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the “Bank Complaint”) against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the “Pre-petition Lender Litigation”). The Debtors are nominal plaintiffs in this action.

The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things: (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

Company’s obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants’ claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act. Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues. The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the “Intervenor Complaint”) against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the “Additional Claims”).

On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint. The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004. In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors’ Committee for standing to prosecute the claims asserted by the Creditors’ Committee. The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. The motions to dismiss are still pending. Subsequent to issuance of this decision, several defendants filed, among other things, motions to transfer the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court. By order dated February 9, 2006, the Pre-petition Lender Litigation was transferred to the District Court, except with respect to the pending motions to dismiss.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Non-Agent Banks’ Declaratory Judgment.  By complaint dated September 29, 2005, certain non-agent pre-petition lenders of the Debtors sought a declaratory judgment against the Debtors in the Bankruptcy Court seeking, among other things, the enforcement of asserted indemnification rights and rights to fees and expenses. The non-agent pre-petition lenders subsequently withdrew their complaint.

Devon Mobile Claim.  Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership (“Devon Mobile”), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company, that were spun off as TelCove in January 2002.

In late May 2002, the Company notified Devon G.P., Inc. (“Devon G.P.”), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Devon Mobile Bankruptcy Court”).

On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company’s guarantee of certain Devon Mobile obligations (collectively, the “Company Claims”). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile’s First Amended Joint Plan of Liquidation (the “Devon Plan”). The Devon Plan became effective on October 17, 2003, at which time the Company’s limited partnership interest in Devon Mobile was extinguished. Under the Devon Plan, the Devon Mobile Communications Liquidating Trust (the “Devon Liquidating Trust”) succeeded to all of the rights of Devon Mobile, including prosecution of causes of action against Adelphia.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

On or about January 8, 2004, the Devon Liquidating Trust filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the “Devon Claims”). On June 21, 2004, the Devon Liquidating Trust commenced an adversary proceeding in the Chapter 11 Cases (the “Devon Adversary Proceeding”) through the filing of a complaint (the “Devon Complaint”) which incorporates the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against the Devon Liquidating Trust, which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the “Motion for Leave”) to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration.

Discovery closed and the parties filed cross-motions for summary judgment. On March 6, 2006, the Bankruptcy Court issued a memorandum decision granting Adelphia summary judgment on all counts of the Devon Complaint, except for the fraudulent conveyance/breach of limited partnership claim. The Bankruptcy Court denied, in its entirety, the summary judgment motion filed by the Devon Liquidating Trust. Trial is scheduled to begin April 17, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

NFHLP Claim.  On January 13, 2003, Niagara Frontier Hockey, L.P., a Delaware limited partnership owned by the Rigas Family (“NFHLP”) and certain of its subsidiaries (the “NFHLP Debtors”) filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the “NFHLP Bankruptcy Court”) seeking protection under the U.S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors’ Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors’ Committee related to the waiver of Adelphia’s right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors’ pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors’ Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors’ Committee from prosecuting their claims against those pre-petition lenders. Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints. Discovery closed on November 1, 2005 and motions for summary judgment were filed on January 24, 2006, with additional briefing on the motions to follow.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia’s Lawsuit Against Deloitte.  On November 6, 2002, Adelphia sued Deloitte & Touche LLP (“Deloitte”), Adelphia’s former independent auditors, in the Court of Common Pleas for Philadelphia County. The lawsuit seeks damages against Deloitte based on Deloitte’s alleged failure to conduct an audit in compliance

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

with generally accepted auditing standards, and for providing an opinion that Adelphia’s financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform. The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family’s misconduct. The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003. On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas. In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution. The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants. On January 9, 2004, Adelphia answered Deloitte’s counterclaims. Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed. Following the motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun substantive discovery. On December 6, 2005, the court extended the discovery deadline to June 5, 2006 and ordered that the case be ready for trial by October 2, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Arahova Motions.  Substantial disputes exist between creditors of different Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007 issued by FrontierVision Holdings, L.P., an indirect subsidiary of Adelphia, and the creditors of Arahova and Adelphia (the “Inter-Creditor Dispute”). On November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders’ Committee”) filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Plan or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in the Chapter 11 Cases and the balance of the Debtors with respect to the Inter-Creditor Dispute; (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders’ Committee to file confidential supplements containing certain information. The Bankruptcy Court held a sealed hearing on the Arahova Emergency Motions on January 4, 5 and 6, 2006.

Pursuant to an order dated January 26, 2006 (the “Arahova Order”), the Bankruptcy Court: (i) denied the motion to terminate the Arahova/Century Debtors’ exclusivity; (ii) denied the motion to appoint a trustee for the Arahova/Century Debtors, or, alternatively, to require the appointment of nonstatutory fiduciaries; and (iii) granted the motion for an order disqualifying WF&G from representing the Arahova/Century Debtors and any of the other Debtors in the Inter-Creditor Dispute; without finding that present management or WF&G have in any way acted inappropriately to date, the Bankruptcy Court found that WF&G’s voluntary neutrality in such disputes should be mandatory, except that the Bankruptcy Court stated that WF&G could continue to act as a facilitator privately to assist creditor groups that are parties to the Inter-Creditor Dispute reach a settlement. The Bankruptcy Court issued an extensive written decision on these matters. The Arahova Noteholders’ Committee has appealed the Arahova Order to the District Court.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16:	Contingencies (Continued)

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E and F Preferred Stock Conversion Postponements.  On October 29, 2004, Adelphia filed a motion to postpone the conversion of the Series E Preferred Stock into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors’ bankruptcy filing, in order to protect the Debtors’ net operating loss carryovers. On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock. Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of the Series F Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit.  On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency (“EPA”) pursuant to EPA’s Audit Policy, and notified EPA that it intended to conduct an audit of its operations to identify and correct any such violations. The potential violations primarily concern reporting and record keeping requirements arising from the Company’s storage and use of petroleum and batteries to provide backup power for its cable operations. Based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company’s results of operations or financial condition.

Other.  The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company’s financial position or results of operations.

Note 17:	Other Financial Information

Supplemental Cash Flow Information

The table below sets forth the Company’s supplemental cash flow information (amounts in thousands):

	December 31,
	2005	2004	2003

Cash paid for interest	$574,794	$392,053	$379,423
Capitalized interest	$(10,337)	$(10,401)	$(21,643)
Cash paid for income taxes	$136	$100	$461

Significant non-cash investing and financing activities are summarized in the table below. The summarized information in the table should be read in conjunction with the more detailed information included in the referenced note (amounts in thousands):

	Year ended December 31,
	2005	2004	2003

Common stock received from programming vendor	$8,543	$—	$—
Net property and equipment distributed to TelCove in the Global Settlement (Note 7)	$—	$37,144	$—

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17:   Information (Continued)

Cost and Other Investments

The Company’s investments in available-for-sale securities, common stock and other cost investments aggregated $10,135,000 and $3,569,000 at December 31, 2005 and 2004, respectively and are included in other noncurrent assets, net in the accompanying consolidated balance sheets.

The fair value of the Company’s available-for-sale equity securities and the related unrealized holding gains and losses are summarized below. Such unrealized gains and losses are included as a component of accumulated other comprehensive loss, net in the accompanying consolidated balance sheets (amounts in thousands):

	December 31,
	2005	2004	2003

Fair value	$118	$1,966	$2,159
Gross unrealized holding gains	$78	$1,388	$1,495
Gross unrealized holding losses	$—	$(7)	$(7)

The Company recognized impairment losses as a result of other-than-temporary declines in the fair value of the Company’s investments in available-for-sale securities, common stock and other cost investments of $7,000, $3,801,000 and $8,544,000 in 2005, 2004 and 2003, respectively. The Company recognized gains of $1,595,000, $292,000 and $3,574,000 in 2005, 2004 and 2003, respectively, related to the sale of cost and other investments. Such impairments and gains are reflected in other income (expense), net in the accompanying consolidated statements of operations.

Accrued Liabilities

The details of accrued liabilities are set forth below (amounts in thousands):

	December 31,
	2005	2004

Programming costs	$116,239	$106,511
Payroll	92,162	62,591
Franchise fees	63,673	58,178
Interest	51,627	67,671
Property, sales and other taxes	51,181	45,963
Other	176,717	195,010

Total	$551,599	$535,924

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17:   Information (Continued)

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss, net included in the Company’s consolidated balance sheets and consolidated statements of stockholders’ equity reflect the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on securities. The change in the components of accumulated other comprehensive income (loss), net of taxes, is set forth below (amounts in thousands):

	Foreign
	currency	Unrealized
	translation	gains (losses)
	adjustments	on securities	Total

Balance at January 1, 2003	$(18,763)	$9	$(18,754)
Other comprehensive income	8,193	881	9,074

Balance at December 31, 2003	(10,570)	890	(9,680)
Other comprehensive loss	(1,821)	(64)	(1,885)

Balance at December 31, 2004	(12,391)	826	(11,565)
Other comprehensive income (loss)	7,325	(748)	6,577

Balance at December 31, 2005	$(5,066)	$78	$(4,988)

Transactions With Other Officers and Directors

In a letter agreement between Adelphia and FPL Group, Inc. (“FPL Group”) dated January 21, 1999, Adelphia agreed to (i) repurchase 20,000 shares of Series C Preferred Stock and 1,091,524 shares of Class A Common Stock owned by Telesat Cablevision, Inc., a subsidiary of FPL Group (“Telesat”) and (ii) transfer all of the outstanding common stock of West Boca Security, Inc. (“WB Security”), a subsidiary of Olympus Communications, L.P. (“Olympus”), to FPL Group in exchange for FPL Group’s 50% voting interest and 1/3 economic interest in Olympus. The Company owned the economic and voting interests in Olympus that were not then owned by FPL Group. At the time this agreement was entered into, Dennis Coyle, then a member of the Adelphia board of directors, was the General Counsel and Secretary of FPL Group. WB Security was a subsidiary of Olympus and WB Security’s sole asset was a $108,000,000 note receivable (the “WB Note”) from a subsidiary of Olympus that was secured by the FPL Group’s ownership interest in Olympus and due September 1, 2004. On January 29, 1999, Adelphia purchased all of the aforementioned shares of Series C Preferred Stock and Class A Common Stock described above from Telesat for aggregate cash consideration of $149,213,000, and on October 1, 1999, the Company acquired FPL Group’s interest in Olympus in exchange for all of the outstanding common stock of WB Security. The acquired shares of Class A Common Stock are presented as treasury stock in the accompanying consolidated balance sheets. The acquired shares of Series C Preferred Stock were returned to their original status of authorized but unissued. On June 24, 2004, the Creditors’ Committee filed an adversary proceeding in the Bankruptcy Court, among other things, to avoid, recover and preserve the cash paid by Adelphia pursuant to the repurchase of its Series C Preferred Stock and Class A Common Stock together with all interest paid with respect to such repurchase. A hearing date relating to such adversary proceeding has not yet been set. Interest on the WB Note is calculated at a rate of 6% per annum (or after default at a variable rate of LIBOR plus 5%). FPL Group has the right, upon at least 60 days prior written notice, to require repayment of the principal and accrued interest on the WB Note on or after July 1, 2002. As of December 31, 2005 and 2004, the aggregate principal and interest due to the FPL Group pursuant to the WB Note was $127,537,000. The Company has not accrued interest on the WB Note for periods subsequent to the Petition Date. To date, the Company has not yet received a notice from FPL Group requiring the repayment of the WB Note.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17:   Information (Continued)

From May 2002 until July 2003, the Company engaged Conway, Del Genio, Gries & Co., LLC (“CDGC”) to provide certain restructuring services pursuant to an engagement letter dated May 21, 2002 (the “Conway Engagement Letter”). During that time, Ronald F. Stengel, Adelphia’s former and interim Chief Operating Officer and Chief Restructuring Officer, was a Senior Managing Director of CDGC. The Conway Engagement Letter provided for Mr. Stengel’s services to Adelphia while remaining a full-time employee of CDGC. In addition, other employees of CDGC were assigned to assist Mr. Stengel in connection with the Conway Engagement Letter. Pursuant to the Conway Engagement Letter, the Company paid CDGC a total of $2,827,000 for its services in 2003 (which includes the services of Mr. Stengel). The Company also paid CDGC a total of $104,000 in 2003 for reimbursement of CDGC’s out-of pocket expenses incurred in connection with the engagement. These amounts are included in reorganization expenses due to bankruptcy in the accompanying consolidated statements of operations.

Sale of Security Monitoring Business

In November 2004, the Company entered into an asset purchase agreement to sell its security monitoring business in Pennsylvania, Florida and New York. Such sale was approved by the Bankruptcy Court on January 28, 2005 and closed on February 28, 2005. The adjusted purchase price was $37,900,000. The Company recognized a $4,500,000 gain on this transaction during the year ended December 31, 2005.

Note 18:	Quarterly Financial Information (unaudited) (amounts in thousands, except per share amounts)

	Quarter Ended 2005
	March 31	June 30	September 30	December 31

Revenue	$1,069,002	$1,103,223	$1,088,568	$1,103,777
Operating income	$71,553	$74,564	$53,293	$83,419
Net income (loss)(1)	$(82,742)	$291,038	$(146,558)	$(27,075)
Amounts per weighted average share of common stock(2):
Basic net income (loss) applicable to Class A Common Stock	$(0.33)	$1.15	$(0.58)	$(0.11)
Diluted net income (loss) applicable to Class A Common Stock	$(0.33)	$0.86	$(0.58)	$(0.08)
Basic net income (loss) applicable to Class B Common Stock	$(0.33)	$1.10	$(0.58)	$(0.11)
Diluted net income (loss) applicable to Class B Common Stock	$(0.33)	$0.82	$(0.58)	$(0.08)

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(Debtors-In-Possession)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18:	Quarterly Financial Information (unaudited) (amounts in thousands, except per share amounts) (Continued)

	Quarter Ended 2004
	March 31	June 30	September 30	December 31

Revenue	$1,007,330	$1,036,470	$1,041,366	$1,058,222
Operating income (loss)	$(42,981)	$(28,346)	$(107,961)	$14,284
Loss from continuing operations before cumulative effects of accounting changes(3)	$(503,442)	$(168,147)	$(260,797)	$(126,287)
Gain (loss) from discontinued operations	$499	$(1,070)	$—	$—
Loss before cumulative effects of accounting changes	$(502,943)	$(169,217)	$(260,797)	$(126,287)
Cumulative effects of accounting changes(4)	$(851,629)	$—	$—	$—
Net loss	$(1,354,572)	$(169,217)	$(260,797)	$(126,287)
Basic and diluted loss per weighted average share of common stock:
From continuing operations before cumulative effects of accounting changes	$(1.99)	$(0.67)	$(1.04)	$(0.50)
Cumulative effects of accounting changes	$(3.36)	$—	$—	$—
Net loss applicable to common stockholders	$(5.35)	$(0.67)	$(1.04)	$(0.50)

(1)	The Company recorded a $457,733,000 net benefit during the quarter ended June 30, 2005 related to the Government Settlement Agreements.

(2)	Basic and diluted EPS of Class A and Class B Common Stock considers the potential impact of dilutive securities. For the quarters ended March 31, 2005, September 30, 2005 and December 31, 2005, the potential impact of dilutive securities has been excluded from the calculation of basic and diluted EPS as the inclusion of potential common shares would have had an anti-dilutive effect.

(3)	The Company recorded a $425,000,000 charge during the quarter ended March 31, 2004 related to the Government Settlement Agreements.

(4)	As a result of the consolidation of the Rigas Co-Borrowing Entities, the Company recorded a $588,782,000 charge as a cumulative effect of a change in accounting principle during the quarter ended March 31, 2004. The application of the new amortization method to customer relationships acquired prior to 2004 resulted in an additional charge of $262,847,000 which has been reflected as a cumulative effect of a change in accounting principle.